UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SPAR Group, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2014

To The Stockholders of SPAR Group, Inc.

The 2014 Annual Meeting of Stockholders (the "2014 Annual Meeting") of SPAR Group, Inc. ("SGRP" or the "Corporation", and together with its subsidiaries, the "SPAR Group" or the "Company"), will be held at 12:00 p.m., Eastern Time, on Thursday, May 15, 2014, at Intercontinental Hotel Tampa, 4860 West Kennedy Boulevard, Tampa, FL 33609, for the following purposes:

1.	To elect seven Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified;

2.

To ratify, on an advisory basis, the appointment of BDO USA, LLP, as the principal independent registered public accounting firm for the Corporation and its subsidiaries for the year ending December 31, 2014;

3.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement (i.e., "say on pay");

4.

To select, on an advisory basis, whether the Corporation should request an advisory vote from its stockholders respecting executive compensation every one, two or three years (i.e., "say on frequency"); and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on April 4, 2014, will be entitled to notice of and to vote at the 2014 Annual Meeting or any adjournment or postponement thereof.

A copy of SGRP's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission ("SEC") on March 31, 2014 (the "2013 Annual Report"), together with a letter to its stockholders from SGRP's Chief Executive Officer and President, is being mailed with this Notice but is not to be considered part of the attached Proxy Statement or other proxy soliciting material.

By Order of the Board of Directors
/s/ James R. Segreto

James R. Segreto Secretary, Treasurer and Chief Financial Officer

April 24, 2014

White Plains, New York

YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR CAST YOUR PROXY VOTES BY TELEPHONE OR INTERNET, AS PROVIDED IN THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MR. JAMES R. SEGRETO, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE CORPORATION: SPAR GROUP, INC., 333 WESTCHESTER AVENUE, SOUTH BUILDING, SUITE 204, WHITE PLAINS, NEW YORK 10604.

SPAR GROUP, INC

333 Westchester Avenue

South Building, Suite 204

White Plains, New York 10604

_________________

PROXY STATEMENT
2014 Annual Meeting of Stockholders
To Be Held May 15, 2014

_________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation", and together with its subsidiaries, the "SPAR Group" or the "Company"), for use at the 2014 Annual Meeting of Stockholders (the "2014 Annual Meeting") to be held on Thursday, May 15, 2014, at 12:00 p.m., Eastern Time, at Intercontinental Hotel Tampa, 4860 West Kennedy Boulevard, Tampa, FL 33609, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 2014 Annual Meeting were mailed or delivered to the stockholders of SGRP on or about April 24, 2014, together with a conformed copy (excluding exhibits) of SGRP's Annual Report on Form 10-K for the year ended December 31, 2013 (the "Annual Report"), as filed on March 31, 2014, with the Securities and Exchange Commission (the "SEC").

MATTERS TO BE CONSIDERED

The 2014 Annual Meeting has been called to (1) elect seven Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified, (2) ratify, on an advisory basis, the appointment by SGRP's Audit Committee of BDO USA, LLP ("BDO") as the principal independent auditors of SGRP and its direct and indirect subsidiaries for the year ending December 31, 2014, (3) advise the Corporation on certain matters of executive compensation, (4) advise the Corporation on the frequency with which it should request an advisory vote from its stockholders respecting executive compensation, and (5) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

The Board has fixed the close of business on April 4, 2014, as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 2014 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 20,614,473 shares outstanding of SGRP's common stock, $0.01 par value (the "Common Stock"), and there were no shares outstanding of SGRP's series "A" preferred stock, $0.01 par value (the "Preferred Stock").

QUORUM AND VOTING REQUIREMENTS

The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the 2014 Annual Meeting will constitute a quorum for the transaction of business at the 2014 Annual Meeting. As to all matters scheduled to come before this meeting, each stockholder is entitled to one vote for each share of Common Stock. Under Delaware law, shares not voted by brokers (called "broker non-votes") are considered not entitled to vote. However, abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

A plurality of votes cast (which means the most votes, even if less than a majority) at the 2014 Annual Meeting in person or by proxy is required for the election of each nominee to serve as a director. In a field of more than seven nominees, the seven nominees receiving the most votes would be elected as directors. The affirmative vote of a majority of votes cast at the 2014 Annual Meeting in person or by proxy is required to ratify, on an advisory basis, the selection of BDO as SGRP's principal independent auditors for the year ending December 31, 2014. Votes withheld, in the case of the election of directors, and abstentions and any broker non-votes with respect to the ratification of independent auditors, are not considered votes cast with respect to that matter and, consequently, will have no effect on the vote on that matter, but, as noted above, are counted in determining a quorum. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in "street name") for its customers with respect to non-contested elections of directors and certain other matters. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect.

All proxies that are properly completed, signed and returned prior to the 2014 Annual Meeting will be voted in accordance with the directions made thereon or, in the absence of directions: (a) for the election of all nominees named herein to serve as directors, (b) in favor of the proposal to ratify, on an advisory basis, the appointment of BDO as the Company's principal independent accountants, (c) in favor of the proposal to approve, on an advisory basis, the compensation of the named executive officers as disclosed in Executive Compensation, Equity Awards and Options, below, and (d) in favor of "One Year" respecting the proposal to select, on an advisory basis, whether the Corporation should obtain an advisory vote from its stockholders respecting executive compensation every one, two or three years. Management does not intend to bring before the 2014 Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the 2014 Annual Meeting. If any other matters or motions come before the 2014 Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions to the greatest extent permitted by applicable law including any matter dealing with the conduct of the 2014 Annual Meeting. Proxies may be revoked at any time prior to their exercise (1) by written notification to the Secretary of SGRP at SGRP's principal executive offices located at 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604, (2) by delivering a duly executed proxy bearing a later date, or (3) by the stockholder attending the 2014 Annual Meeting and voting his or her shares in person.

PROPOSAL 1 — ELECTION OF DIRECTORS

Seven Directors are to be elected at the 2014 Annual Meeting to serve on SGRP's Board of Directors (the "Board") until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

The nominees for election are Mr. Robert G. Brown, Mr. William H. Bartels, Ms. Jill M. Blanchard, Mr. Jack W. Partridge, Mr. Lorrence T. Kellar, Mr. C. Manly Molpus and Mr. Arthur B. Drogue, all of whom are currently Directors of SGRP. The age, principal occupation and certain other information respecting each nominee are stated on pages 8 and 9. The nominees were approved and recommended by the Governance Committee (see below) and nominated by the Board at a meeting on March 13, 2014.

In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of each of those nominees.

Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director of SGRP if elected. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by SGRP. Management has no present knowledge that any of the persons named will be unable to serve.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. However, Ms. Blanchard and Messrs. Brown and Bartels are executive officers and Messrs. Brown and Bartels are significant stockholders of SGRP.

The number of Directors on the Board is currently fixed at seven (See Board Size, page 15 below).

THE BOARD OF DIRECTORS AND THE GOVERNANCE COMMITTEE EACH UNANIMOUSLY
RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL 2 — RATIFICATION, ON AN ADVISORY BASIS, OF THE APPOINTMENT OF

BDO USA, LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has appointed BDO USA, LLP ("BDO"), an independent registered accounting firm, as the Company's principal independent accountants to audit the consolidated financial statements of the Company for its year ending December 31, 2014, subject to the Audit Committee's review of the final terms of BDO's engagement and plans for their audit. A resolution will be submitted to stockholders at the 2014 Annual Meeting for the ratification of such appointment on an advisory (i.e. non-binding) basis. Stockholder ratification of the appointment of BDO or anyone else for non-audit services is not required and will not be sought.

BDO has served as the Company's principal independent accountants since October 2013.

Audit Fees and Services

Total fees charged by BDO as the current principal independent accountants to the Company (i.e. SGRP and its subsidiaries) for annual audit services and third quarter review of its financial statements for its fiscal year and quarter ended December 31, 2013, and September 30, 2013, respectively, was $286,675.

The fees charged by Rehmann Robson Inc. ("Rehmann") as the former principal independent accountants to the Company for the annual audit (2012 only) and quarterly review (excluding the third quarter of 2013) of its financial statements for its fiscal years ended December 31, 2013 and 2012 were $220,500 and $237,500, respectively. Those services also include the 401(k) audit for the previous plan year, review of SGRP's Annual Reports on form 10-K (for 2012 only) and applicable Quarterly Reports on Form' 10-Q.

As required by applicable law and exchange rules, the engagement of the Company's principal independent accountants and all audit services to be performed it by have been approved in advance SGRP's Audit Committee since the Audit Committee's formation in May 2003.

Audit-Related, Tax and Other Fees and Services

BDO has been engaged to provide tax guidance and prepare the Company's 2013 tax returns for filing in 2014. For 2013, BDO was not engaged to provide any other non-audit services for the Company, and BDO did not provide any advice to the Company regarding financial information systems design or implementation during that period.

In 2013 and 2012, the Company engaged Rehmann to prepare the Company's 2012 and 2011 tax returns and for those services paid Rehmann $80,700 and $75,600, respectively. Rehmann was also engaged to review SEC correspondence, Sarbanes Oxley Section 404 documentation and other qualified services for which Rehmann was paid $15,725 and $36,500 in 2013 and 2012, respectively. No other non-audit services were performed by Rehmann for the Company in 2013 or 2012, and Rehmann did not provide any advice to the Company regarding financial information systems design or implementation during that period.

Since the Audit Committee's formation in 2003, as required by applicable law and exchange rules, each audit-related or tax or other non-audit service performed by the Company's principal independent accountants either (i) was approved in advance on a case-by-case basis by SGRP's Audit Committee, or (ii) fit within a pre-approved "basket" of audit-related or tax and other non-audit services of limited amount, scope and duration established in advance by SGRP's Audit Committee. In connection with the standards for independence of the Company's independent registered public accounting firm promulgated by the Securities and Exchange Commission, the Audit Committee considers (among other things) whether the provision of such services would be compatible with maintaining the independence of the Company's principal registered independent accounting firm.

Anticipated Attendance by BDO USA, LLP at the 2014 Annual Meeting

BDO has indicated to the Company that it intends to have representatives available during the 2014 Annual Meeting who will respond to appropriate questions. These representatives will have the opportunity to make a statement during the meeting if they so desire.

Changes in the Company's Principal Registered Independent Accountants

The Company has used Rehmann Robson ("Rehmann") as its principal independent accountants in the United States, Canada and certain foreign countries since 2004, and in 2011 and 2012 the Company used Gossler, Sociedad Civil, Member Crowe Horwath International ("CHG-MX") to audit its Mexican subsidiary, SPAR TODOPROMO, SAPI, de CV ("Todopromo"), and in 2012 the Company used BDO South Africa Inc. ("BDO-SA") to audit its South African subsidiary, SGRP Meridian (Pty), Ltd. ("Meridian").

During the fiscal years ended December 31, 2012 and 2011, and in the subsequent interim period through the date hereof, there have been (i) no adverse opinions, disclaimers of opinion or qualifications as to uncertainty, audit scope or accounting principles contained in any report by Rehmann, CHG-MX or BDO-SA on the Corporation's consolidated financial statements, (ii) no unresolved "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K) between Rehmann, CHG-MX or BDO-SA and the Corporation on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (iii) no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

As filed with the Securities and Exchange Commission (the "SEC") on April 19, 2013, the Corporation's Proxy Statement (the "2013 Proxy Statement") for its 2013 Annual Meeting of Stockholders (the "2013 Annual Meeting") noted that (a) the Audit Committee would confirm or choose the Corporation's principal independent accounting firm for 2013 at the end of such review process, (b) since that process was unfinished and Rehmann has been the Corporation's principal independent accountants for a number of years, the Corporation was asking its stockholders for their advisory vote ratifying the tentative selection of Rehmann as the Corporation's principal independent accountants for 2013 (which advisory ratification was received), and (c) if at the end of such review process Rehmann was not chosen to continue as the Corporation's principal independent accountants, then Rehmann would not conduct the Corporation's 2013 audit, whether or not the stockholders ratified the tentative choice of Rehmann pursuant to the advisory proposal.

In 2013 the Audit Committee (the "Audit Committee") of the Board of Directors of the Corporation (the "Board") and the management of the Corporation ("Management") were engaged in a competitive process to review and select its principal independent accountants for 2013 and invited nine prominent independent accounting firms, including Rehmann and BDO USA, LLP ("BDO"), a Delaware limited liability partnership and affiliate of BDO-SA, to participate and submit proposals to serve as the Corporation's principal independent accountants for 2013 and to potentially assume audit responsibility for all of its applicable foreign subsidiaries.

As a result of that search, on the recommendation of Management and the approval by the Audit Committee and Board, on October 14, 2013, the Corporation selected and engaged BDO as the Corporation's principal independent accountants for 2013, which replaced (and effectively dismissed on that date) Rehmann as the Corporation's principal independent accountants for 2013 (commencing with the review of the financial statements for the Corporation's third quarter). Additionally, in engaging BDO the Corporation also has replaced CHG-MX (and effectively dismissed it on that date) as Todopromo's international audit and local independent accountants. Although BDO has assumed audit responsibility for South Africa, Meridian will continue to use BDO-SA as its local independent accountants. However, the Corporation will not be receiving a separate audit report from any local foreign independent accountant, and thus the Corporation's Annual Report on Form 10-K will contain only the report of BDO (which will cover all of the Corporation's applicable domestic and foreign subsidiaries).

None of Rehmann, CHG-MX and BDO-SA resigned or requested that it not be re-appointed as such accountants.

The Corporation did not, during its fiscal years ended December 31, 2011 and 2012, or any subsequent interim or other period ended October 14, 2013 (the date of BDO's engagement), consult with BDO regarding (as contemplated in Regulation S-K §304(a)(2)): (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K §304(a)(1)(iv) and the related instructions to that item) or a reportable event (as described in Regulation S-K §304(a)(1)(v)).

On November 5, 2013, the Corporation filed a Report on Form 8-K/A with the SEC reporting the change in its principal independent accountants. The Corporation provided each of Rehmann, GSC-MX and BDO-SA with a copy of the statements being made in that Report and requested that each of Rehmann, GSC-MX and BDO-SA furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in the Report. Each responded that it had no disagreement with such statements, and copies of their response letters are attached as Exhibits 16.1, 16.2 and 16.3.

Regulation S-K does not require a letter to the SEC from BDO under the circumstances described above. However, the Corporation furnished drafts of its Reports during their preparation to BDO for its review and comment, and all of BDO's comments were reflected in the filed reports.

Required Vote

A resolution will be submitted to stockholders at the 2014 Annual Meeting for the ratification, on an advisory basis, of the Audit Committee's appointment of BDO as the Company's principal independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 2014. The affirmative vote of a majority of the votes cast at the 2014 Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

If the advisory resolution selecting BDO as the Company's principal independent accountants is adopted by the stockholders, the Audit Committee and Board nevertheless retain the discretion to select different auditors should they subsequently deem it in the Company's best interests. Any such future selection need not be submitted to a vote of stockholders.

If the stockholders do not ratify the appointment, on an advisory basis, of BDO, or if BDO should decline to act or otherwise become incapable of acting, or if BDO's employment is discontinued, SGRP's Audit Committee will appoint another independent registered public accounting firm to act as the Company's principal independent accountants for the year ending December 31, 2014 (which may nevertheless be BDO should the Audit Committee subsequently deem BDO's appointment in the Company's best interests).

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE EACH BELIEVE THAT THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2014, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND EACH UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") added Section 14A to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that the Corporation provide its stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of the Company's named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the "SEC").

Compensation Policy

The Corporation believes that its compensation packages should (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Company's performance objectives, and (iv) align the interests of its directors, executives and employees with those of its stockholders (the "Company's Compensation Objectives"). The Compensation Committee oversees the existing and proposed compensation plans, policies and practices of the Company, reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, and reviews and approves all director and executive officer compensation, to endeavor to meet the Company's Compensation Objectives.

The Corporation believes that the interests of its executives should be closely aligned with those of its stockholders. The Corporation's executive compensation has three primary elements, which are fixed base salaries, annual performance-based bonuses and long term equity incentives. In balancing these elements, the Corporation endeavors to strike an appropriate balance among the Company's annual performance, its long-term growth objectives, its ability to attract and retain qualified executive officers and the expense of such compensation. The Corporation believes it should compensate each executive for their individual work and achievements, which it endeavors to do through the salaries and individual discretionary bonuses described below. In addition, the Corporation rewards each executive for their contributions to the Corporation's achievement of short-term business objectives, operational and performance goals, through the annual cash and stock based incentive bonuses described below. Grants of restricted stock, stock options and other stock based awards under the Company's 2008 Stock Compensation Plan (described below) are incentives for each executive to make long-term contributions to the value of the Corporation. The Corporation considers all elements of compensation when determining the total salaries and incentives for its executives, but once determined for a particular year such elements are generally independent of each other (e.g. salary will not be affected by the size of bonuses or value of stock based awards).

Determining Compensation

Each year the Compensation Committee receives compensation recommendations for base salary, bonuses and possible stock based awards for its executives from the Corporation's Chief Executive Officer, and carefully reviews and (to the extent they deem appropriate) adjusts them before approving them. These recommendations are developed by management through employee evaluations, development of business goals and input from its executives. The Corporation also provides a stock purchase plan, 401(k) plan, healthcare plan and certain other benefits to all of the Company's employees (including its executives). In addition certain executives are party to severance agreements discussed below. The Corporation believes that it pays competitive compensation packages that allow it to attract and retain quality executives.

In setting base salaries, the Corporation considers individual performance (including the satisfaction of duties and accomplishment of previously established short-term and long-term objectives) and various subjective criteria (including initiative, dedication, growth, leadership and contributions to overall department and corporate performance). Executive officer salaries and salary increases are recommended by the Corporation's Chief Executive Officer and reviewed and approved by the Compensation Committee.

The Corporation's executive officers are eligible for annual cash and stock based award bonuses based upon their individual performance, the Company's achievements of certain specific operating results or increases in stockholder value and a discretionary amount based on the overall contribution of the officer to the Company during the year. During or before the beginning of each year the Corporation's Chief Executive Officer and the Compensation Committee establish bonus criteria for each of those officers based principally on the Company's achievement of specific performance goals during the year. The type of goal, thresholds and awards may vary among the executives based on their specific area of expertise and responsibilities. However, each goal is specifically designed to generate additional profit, increase revenue or otherwise increase stockholder value. Ranges are generally specified for the goals with corresponding cash and stock based award bonuses specified for achievement. If a specified level for a goal is achieved, as determined by the Corporation and reviewed by the Compensation Committee, the applicable executives are entitled to the corresponding cash and stock based award bonuses. All executive officer bonus plans are recommended by the Corporation's Chief Executive Officer and reviewed and approved by the Compensation Committee.

Please see "EXECUTIVE OFFICERS, COMPENSATION, DIRECTORS AND OTHER INFORMATION" and "EXECUTIVE COMPENSATION, EQUITY AWARDS OPTIONS" below for the compensation and benefits received by the Company's named executive officers during 2013.

Advisory Vote

The vote on Proposal 3 is advisory, which means that the vote on executive compensation is not binding on the Corporation, the Board or its Compensation Committee. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company's named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against the Corporation's named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the Corporation's stockholders concerns.

Accordingly, the Corporation asks its stockholders to vote on the following resolution at the Annual Meeting:

"RESOLVED, that the Corporation's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related tables and disclosure."

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY THAT THE CORPORATION

HOLDS THE ADYISORY VOTE ON EXECUTIVE COMPENSATION

As a result of the Dodd-Frank Act, Section 14A of the Exchange Act requires that the Corporation provide its stockholders with the opportunity to vote, on a nonbinding advisory basis, for their preference as to how frequently they vote in the future on the compensation of the Company's named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC. Although it is not required to do so, the Corporation currently intends to hold this "frequency vote" every year.

The Corporation's stockholders may indicate whether they would prefer to conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal.

The Board has determined that an annual advisory vote on executive compensation will permit the Corporation's stockholders to provide direct input each year on the Corporation's executive compensation philosophy, policies and practices as disclosed in this Proxy Statement, which is consistent with the Corporation's efforts to engage in an ongoing dialogue with the its stockholders on executive compensation and corporate governance matters.

This vote is advisory, which means that the vote on executive compensation is not binding on the Corporation, the Board or its Compensation Committee. The Corporation recognizes that the stockholders may have different views as to the best approach for the Corporation, and therefore the Corporation looks forward to hearing from the its stockholders as to their preferences on the frequency that the Corporation should hold an advisory vote on executive compensation.

The Board and its Compensation Committee will consider the outcome of the frequency vote. However, when considering the frequency of future advisory votes on executive compensation, the Board and its Compensation Committee may decide that it is in the best interests of the Corporation's stockholders and the Corporation to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by the Corporation's stockholders.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years or three years (or abstain) when voting in response to the resolution set forth below.

The proxy card provides stockholders with the opportunity to choose among four options (to hold the compensation vote every one, two or three years, or to abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE OPTIOIN OF HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION ONCE EVERY YEAR AS THE PREFERRED FREQUENCY.

THE BOARD OF DIRECTORS OF THE CORPORATION

The Board of Directors of the Corporation (the "Board") is responsible for overseeing the management, policies and direction of the Corporation and its subsidiaries (collectively, the "Company"), both directly and through its committees (See "Corporate Governance" below). The current members of the Board are set forth below and each director is a nominee for election at the 2014 Annual Meeting:

Name	Age	Position with SPAR Group, Inc.

Jill M. Blanchard	48	Chief Executive Officer, President and Director

Robert G. Brown	71	Chairman and Director

William H. Bartels	70	Vice Chairman and Director

Jack W. Partridge (1)	68	Director and Chairman of the Compensation Committee

Lorrence T. Kellar (1)	77	Director and Chairman of the Audit Committee

C. Manly Molpus (1)	72	Director and Chairman of the Governance Committee

Arthur B. Drogue (1)	66	Director

(1) Member of the Governance, Compensation and Audit Committees

Jill M. Blanchard serves as the Chief Executive Officer, President and a Director of SGRP and has held such positions since joining SGRP on December 2, 2013. Ms. Blanchard has more than 25 years' experience serving the merchandising and marketing services industry, and most recently served as Senior Vice President at HAVI Global Solutions, a provider of global managed services and consulting solutions, from 2007 through 2013. Before that, Ms. Blanchard served in various executive positions with Nielsen from 1992 through 2006, most recently, as Vice President of Business Development. During her 14 year tenure there, she worked with some of the industry's top Fortune 500 companies, some of which are SPAR's customers today. From 1987 through 1992, Ms. Blanchard held various positions with Monsanto's NutraSweet and Invitron Divisions. ''

Robert G. Brown serves as the Chairman and a Director of SGRP (and former Chief Executive Officer and President) and has held such positions since July 8, 1999, the effective date of the merger of SPAR Marketing Force, Inc., and related companies (the "SPAR Marketing Companies") with PIA Merchandising Services, Inc. (the "Merger"). Prior to the Merger, Mr. Brown had served as the Chairman, President and Chief Executive Officer of the SPAR Marketing Companies since 1979.

William H. Bartels serves as the Vice Chairman and a Director of SGRP and has held such positions since July 8, 1999 (the effective date of the Merger). Prior to the Merger, Mr. Bartels had served as the Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies since 1979.

Jack W. Partridge serves as a Director of SGRP and has done so since January 29, 2001. He has served as the Chairman of the Compensation Committee of SGRP since May 9, 2003, and also is a member of the Audit Committee and Governance Committee. Mr. Partridge, now retired, served as President of Partridge & Associates, Inc. from 2000 to 2012. He previously served as Vice Chairman of the Board of The Grand Union Company from 1998 to 2000. Mr. Partridge's service with Grand Union followed a distinguished 23-year career with The Kroger Company, where he served as Group Vice President, Corporate Affairs, and as a member of the Senior Executive Committee, as well as various other executive positions. He has provided leadership for a broad range of civic, cultural and industry organizations.  He currently serves as a member of the board of Checkpoint Systems, Inc. and is a director of the Scottsdale Unified Schools Foundation.

Lorrence T. Kellar serves as a Director and the Chairman of the Audit Committee of SGRP and has done so since April 2, 2003. Mr. Kellar also is a member of the Compensation Committee and Governance Committee. Mr. Kellar had a 31-year career with The Kroger Co., where he served in various financial capacities, including Group Vice President for real estate and finance, and earlier, as Corporate Treasurer. He was responsible for all of Kroger's real estate activities, as well as facility engineering, which coordinated all store openings and remodels. Mr. Kellar subsequently served as Vice President, real estate, for Kmart and then as Vice President of Continental Properties Company, Inc., a retail real estate developer, until November 2009. Mr. Kellar also serves on the boards of Multi-Color Corporation and Frisch's Restaurants and is a trustee of the Acadia Realty Trust. He also is a major patron of the arts and has served as Chairman of the Board of the Cincinnati Ballet.

C. Manly Molpus serves as a Director of SGRP and has done so since August 9, 2006.  He has served as the Chairman of the Governance Committee since May 29, 2008, and he also is a member of the Audit Committee and Compensation Committee.  Mr. Molpus was formerly President, Chief Executive Officer and a Director of the Grocery Manufacturers Association, based in Washington, D.C.  Previously, Mr. Molpus served as President and Chief Executive Officer of the American Meat Institute and was Vice President of Corporate Affairs for The Kroger Co., the nation's largest supermarket company. Mr. Molpus serves as Senior Advisor to Levick Strategic Communications Company and as a Member of the CPG Advisory Board of Procurian, a leading provider of procurement outsourcing services. He formerly served on the USDA/USTR Agriculture Policy Advisory Committee for Trade.  In 2007 he was the recipient of the Food Marketing Institute's William H. Albers Award for leadership in improving relationships in all segments of the food industry and the Grocery Manufacturing Associations' Hall of Achievement Award.

Arthur B. Drogue serves as a Director of SGRP and has done so since January 1, 2013. He is a member of the Audit Committee, Compensation Committee and Governance Committee. Mr. Drogue was Senior Vice President of Customer Development for the America's at Unilever during 2009 and 2010. Prior to that, he led Unilever's U.S. Customer Development organization through eight years of outstanding growth and earnings success while merging five separate companies into one of the world's preeminent Consumer Packaged Goods companies with over $45 billion in annual sales. His previous professional experience includes senior management positions at Best Foods, Nabisco, Northeastern Organization [NEO] Inc., and General Mills. Mr. Drogue also has held positions on several corporate and industry boards and has received numerous awards for his achievements. He currently serves on the Board of Ruiz Foods and is an Operating Partner at Raptor Consumer Fund.

EXECUTIVES AND OFFICERS OF THE CORPORATION

Set forth in the table below are the names, ages and current offices held by all Officers of the Corporation. For biographical information regarding Jill M. Blanchard, Robert G. Brown and William H. Bartels, see The Board of Directors of the Corporation, above.

Name	Age	Position with SPAR Group, Inc. (1)

Jill M. Blanchard	48	Chief Executive Officer, President and a Director

Robert G. Brown	71	Chairman and a Director (2)

William H. Bartels	70	Vice Chairman and a Director (2)

James R. Segreto	65	Chief Financial Officer, Secretary and Treasurer

Kori G. Belzer	48	Chief Operating Officer

Panos Mastrogiannis	38	Chief Information Officer

Patricia Franco	53	President of the SPAR International Merchandising Services Division

(1) Under the Corporation's By-Laws and the resolutions of the Board, each of the following individuals have been designated as both an "Officer" and an "Executive" of the Corporation except as otherwise noted below.

(2) Under the Corporation's By-Laws and the resolutions of the Board, Mr. Brown and Mr. Bartels have been designated as "Officers" but not "Executives" of the Corporation.

James R. Segreto serves as Chief Financial Officer, Secretary and Treasurer of SGRP and has done so since December 14, 2007. Prior to his current position Mr. Segreto served as Vice President and Controller of SGRP since July 8, 1999, the effective date of the Merger. Mr. Segreto served as Chief Financial Officer for Supermarket Communications Systems, Inc. from 1992 to 1997 and LM Capital, LLP from 1990 to 1992. Prior to 1992, he served as Controller of Dorman Roth Foods, Inc.

Kori G. Belzer serves as the Chief Operating Officer of SGRP and has done so since January 1, 2004. From 2000 through 2003, Ms. Belzer served as the Chief Operating Officer of SPAR Administrative Services, Inc. (then known as SPAR Management Services, Inc.) ("SAS"), and SPAR Business Services, Inc. (then known as SPAR Marketing Services, Inc.), each an affiliate of SGRP (See - Transactions with Related Persons, Promoters and Certain Control Persons, below). From 1997 to 2000, Ms. Belzer served as Vice President Operations of SAS and as Regional Director of SAS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

Panos Mastrogiannis serves as the Chief Information Officer of SGRP and has done so since March 13, 2014. Prior to his current position he served as the Senior Vice President of Technology of SGRP since April 2013. Prior to 2013, Mr. Mastrogiannis served in various management capacities overseeing multiple departments for SGRP and SPAR InfoTech, Inc.

Patricia Franco serves as the President of the SPAR International Merchandising Services Division and has done so since January 1, 2004. She also served as Chief Information Officer of the Company from 2004 through August 2012. Prior to 2004 Ms. Franco served in various management capacities with SPAR Infotech, Inc., SPAR Business Services, Inc. (then known as SPAR Marketing Services, Inc.), and their affiliates and informally served the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of SGRP's common stock as of March 31, 2014, by: (i) each person (or group of affiliated persons) who is known by SGRP to own beneficially more than 5% of SGRP's Common Stock; (ii) each of SGRP's directors; (iii) each of the Named Executive Officers in the Summary Compensation Table; and (iv) SGRP's directors and such Named Executive Officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of common and preferred stock shown as beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	See Note #	Percentage (13)

Common Shares	Robert G. Brown (1)	7,233,652	(2)	32.7%

Common Shares	William H. Bartels (1)	5,307,167	-	24.0%

Common Shares	Jill M. Blanchard(1)(14)	-	-	*

Common Shares	Gary S. Raymond (1)(15)	504,600	(3)	2.3%

Common Shares	Jack W. Partridge (1)	171,886	(4)	*

Common Shares	Lorrence T. Kellar (1)	163,804	(5)	*

Common Shares	C. Manly Molpus (1)	80,452	(6)	*

Common Shares	Arthur B. Drogue (1)	10,000	(7)	*

Common Shares	James R. Segreto (1)	236,007	(8)	1.1%

Common Shares	Kori G. Belzer (1)	352,161	(9)	1.6%

Common Shares	Patricia Franco (1)	257,381	(10)	1.2%

Common Shares	Panos Mastrogiannis (1)	67,376	(11)	*

Common Shares	Richard J. Riordan 300 South Grand Avenue, Suite 2900 Los Angeles, California 90071	1,209,922	(12)	5.5%

Common Shares	Executive Officers and Directors	14,384,486	-	65.0%

*	Less than 1%

(1)	The address of such owners is c/o SPAR Group, Inc. 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604.

(2)	Mr. Brown's beneficial ownership includes 118,475 shares held by Jean Brown in her 401(k) and Roth IRA accounts.

(3)

Mr. Raymond's beneficial ownership includes 320,000 shares issuable upon exercise of options. It does not include 60,000 unvested shares of restricted stock awarded to Mr. Raymond in March 2011 or 25,000 unvested shares of restricted stock awarded to Mr. Raymond in August 2012 - see Note 5A to the Summary Compensation Table, below.

(4)	Mr. Partridge's beneficial ownership includes 154,642 shares issuable upon exercise of options.

(5)	Mr. Kellar's beneficial ownership includes 157,656 shares issuable upon exercise of options.

(6)	Mr. Molpus' beneficial ownership includes 79,352 shares issuable upon exercise of options.

(7)	Mr. Drogue' beneficial ownership includes 10,000 shares issuable upon exercise of options.

(8)	Mr. Segreto's beneficial ownership includes 165,500 shares issuable upon exercise of options.

(9)	Ms. Belzer's beneficial ownership includes 344,640 shares issuable upon exercise of options.

(10)	Ms. Franco's beneficial ownership includes 237,750 shares issuable upon exercise of options.

(11)	Mr. Mastrogiannis’s beneficial ownership includes 64,125 shares issuable upon exercise of options.

(12)	Share ownership was confirmed with SGRP's stock transfer agent.

(13)

Percentage ownership is based on the total number of shares of Common Stock outstanding (20,614,473 shares) and the number of shares of Common Stock beneficially owned (including Common Stock currently obtainable under vested options, indirectly owned through retirement plans and beneficially owned by certain family members) by such person or group, in each case as of March 31, 2013.

(14)

Ms. Blanchard joined the Company and became its President and Chief Executive Officer on December 2, 2013. At that time Ms. Blanchard was issued an Option Award for 300,000 shares of SGRP Common Stock, vesting over a four year period.

(15)	Mr. Raymond retired as the Company's President and Chief Executive Officer on December 2, 2013, but continued to advise the Company during a transitional period that ended February 5, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act ("Section 16(a)") requires SGRP's directors and certain of its officers and persons who own more than 10% of SGRP's Common Stock (collectively, "Insiders") to file reports of ownership and changes in their ownership of SGRP's Common Stock with the Commission. Insiders are required by Commission regulations to furnish SGRP with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it for the year ended December 31, 2013, or written representations from certain reporting persons for such year, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that Mr. Brown untimely filed three reports on Form 4 respecting three transactions. All such Section 16(a) filing requirements have since been completed by each of the aforementioned individuals.

Transactions with Related Persons, Promoters and Certain Control Persons

SGRP's policy respecting approval of transactions with related persons, promoters and control persons is contained in the SPAR Group Code of Ethical Conduct for its Directors, Senior Executives and Employees Amended and Restated (as of) August 1, 2012 (the "Ethics Code"). Article V of the Ethics Code generally prohibits each "Covered Person" (including SGRP's officers and directors) from engaging in any business activity that conflicts with his or her duties to the Company, and directs each "Covered Person" to avoid any activity or interest that is inconsistent with the best interests of the SPAR Group, in each case except for any "Approved Activity" (as such terms are defined in the Ethics Code). Examples of violations include (among other things) having any ownership interest in, acting as a director or officer of or otherwise personally benefiting from business with any competitor, customer or vendor of the Company other than pursuant to any Approved Activity. Approved Activities include (among other things) any contract with an affiliated person (each an "Approved Affiliate Contract") or anything else disclosed to and approved by SGRP's Board of Directors (the "Board"), its Governance Committee or its Audit Committee, as the case may be, as well as the ownership, board, executive and other positions in SBS, SMS, SAS, SMSI, SIT, NMA, NRS and others (as defined and described below) held by certain directors, officers or employees of SGRP or their family members. The Company's senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including conflicting relationships and transactions, subject to the review and oversight of SGRP's Governance Committee as provided in clause IV.11 of the Governance Committee's Charter, and SGRP's Audit Committee as provided in clause I.2(l) of the Audit Committee's Charter. The Governance Committee and Audit Committee each consist solely of independent outside directors.

SGRP's Audit Committee has the specific duty and responsibility to review and approve the overall fairness of all material related-party transactions. The Audit Committee receives every affiliate contract and amendment thereto for its review and approval (to the extent approval is given), and each contract is periodically (often annually) again reviewed, in accordance with the Audit Charter, the Ethics Code, the rules of the Nasdaq Stock Market, Inc. ("Nasdaq"), and other applicable law to ensure that the overall economic and other terms will be (or continue to be) no less favorable to the Company than would be the case in an arms-length contract with an unrelated provider of similar services (i.e., its overall fairness). The Audit Committee periodically reviews and has approved all of the related party relationships and transactions described below.

SPAR Business Services, Inc. ("SBS"), formerly known as SPAR Marketing Services, Inc. ("SMS"), SPAR Administrative Services, Inc. ("SAS"), formerly known as SPAR Management Services, Inc. ("SMSI"), and SPAR InfoTech, Inc. ("SIT") are affiliates of SGRP but are not part of the consolidated Company. Mr. Robert G. Brown, a Director, the Chairman and a major stockholder of SGRP, and Mr. William H. Bartels, a Director and the Vice Chairman of the Company and a major stockholder of SGRP, are the sole stockholders of SBS and SAS. Mr. Brown is the sole stockholder of SIT. Mr. Brown is a director and officer of SBS and SIT. Mr. Bartels is a director and officer of SAS.

SBS and SAS provided approximately 92% and 98% of the domestic merchandising specialist field force used by the Company (other than NMS, as defined below) for the years ended December 31, 2013 and 2012, respectively, and approximately 91% and 93% of the domestic field management used by the Company at a total cost of approximately $25 million and $24 million for the years ended December 31, 2013 and 2012, respectively. Pursuant to the terms of the Amended and Restated Field Service Agreement dated as of January 1, 2004, as amended in 2011, the Company received merchandising services from SBS through the use of approximately 10,000 field merchandising specialists during 2013. SAS also furnished (without charge) approximately 240 handheld computers used by field merchandising specialists in the performance of various merchandising and marketing services in the United States, which the Company estimates has an aggregate value of approximately $2,000 to $3,000 per month. Pursuant to the terms of the Amended and Restated Field Management Agreement dated as of January 1, 2004, the Company received administrative services from SAS through the use of 51 full-time national, regional and district administrators during 2013. For those services, the Company has agreed to reimburse SBS and SAS for their total costs of providing those services and to pay SBS and SAS each a fee equal to 4% of their respective costs (the "Plus 4 % Compensation"). Those costs include field expenses of SBS, all payroll and employment tax expenses of SAS and all legal and other administrative expenses paid by either of them. The net total Plus 4% Compensation earned by SAS and SBS for services rendered was approximately $944,000 and $914,000 for the years ended December 31, 2013 and 2012, respectively. The Company also provides certain administrative services directly to SBS and SAS, without charge, for accounting (in 2012 only), human resource and legal services, which the Company believes is more efficient if paid directly, and would otherwise have been subject to cost plus reimbursement. The value of these services was approximately $551,000 and $563,000 for the years ended December 31, 2013 and 2012, respectively. The Company charged SBS and SAS $60,000 for accounting services for the year ended December 31, 2013 which were invoiced back to the Company at cost plus 4%. Those service agreements with SBS and SAS were scheduled to automatically renew on December 31, 2013, but in order to prevent such automatic renewal and permit renegotiation after the end of 2013, the Company has given SBS and SAS the required notice of non-renewal under those agreements and has entered into agreements with them to temporarily extend those agreements to May 30, 2014.

No salary reimbursements for Mr. Brown or Mr. Bartels are included in such reimbursable costs or Plus 4% Compensation. However, since SBS and SAS are "Subchapter S" corporations and are owned by Messrs. Brown and Bartels, all income from SBS and SAS is allocated to them.

National Merchandising Services, LLC ("NMS"), is a consolidated domestic subsidiary of the Company and is owned jointly by SGRP through its indirect ownership of 51% of the NMS membership interests and by National Merchandising of America, Inc. ("NMA"), through its ownership of the other 49% of the NMS membership interests. Mr. Edward Burdekin is the Chief Executive Officer and President and a director of NMS and also is an executive officer and director of NMA and the sole member and manager of National Retail Source, LLC ("NRS"). Ms. Andrea Burdekin, Mr. Burdekin's wife, is the sole stockholder and a director of NMA and a director of NMS. NRS and NMA are affiliates of the Company but are not consolidated with the Company.

NRS is expected to provide substantially all of the domestic merchandising specialist field force used by NMS. Pursuant to the terms of the Master Field Services Agreement dated as of August 1, 2013 (the "NRS Services Agreement"), NMS will receive merchandising services from NRS through the use of approximately 850 field merchandising specialists. Prior to that date, NMS received such merchandising services from NMA pursuant to the terms of the substantially similar Field Services Agreement dated as of July 31, 2012, as amended (the "NMA Services Agreement"). For those services, the Company has agreed to reimburse NRS (and NMA before it) for its total costs of providing those services and to pay NRS (and NMA before it) a fee equal to 2% of its total costs (the "Plus 2% Compensation"). Those costs include all field and insurance expenses of NRS (and NMA before it) but exclude certain legal and other administrative expenses. Accordingly, no salary reimbursement for Mr. Burdekin or Ms. Burdekin are included in such reimbursable costs or Plus 2% Compensation.

NMS commenced operations as of September 1, 2012. NRS (and NMA before it) provided all of the domestic merchandising specialist field force used by NMS for the year ended December 31, 2013. The total Plus 2% Compensation earned by NRS and NMA for services rendered was approximately $37,000 for the year ended December 31, 2013.

In connection with the approval of those related party agreements with NMA in 2012, the Board approved, based (in part) on the recommendation and approval of its Governance Committee (which is comprised solely of independent directors), the restated Ethics Code. As a result, the newly approved NRS Field Services Agreement is, and the NMA Field Services Agreement and other previously approved affiliate contracts continue to be, exempted from various conflict prohibitions in the Ethics Code.

The Company continues to purchase services from SBS, SAS and NRS because it believes the value of services it receives from them are at least as favorable to the Company as it could obtain from non-affiliated providers of similar services. The Company believes it is the largest and most important customer of SBS, SAS and NRS (and from time to time may be their only customer), and accordingly the Company is able to negotiate better terms, receives more personal and responsive service and is more likely to receive credits and other financial accommodations from SBS, SAS and NRS than the Company could reasonably expect to receive from an unrelated service provider who has significant other customers and business. The Company periodically evaluates these fees and rates charged by comparable national labor sourcing firms to serve as a comparison to the rates charged by SBS, SAS and NRS. Based on an analysis performed by management, the Company believes that its cost of revenue would have increased by at least $830,000 and $800,000 for the years ended December 31, 2013 and 2012, respectively, if the Company would have instead used an unaffiliated entity to provide comparable services. All affiliate contracts are reviewed and approved by SGRP's Audit Committee, as described above.

The following transactions occurred between the Company and the above affiliates (in thousands):

	Year Ended December 31,
	2013	2012
Services provided by affiliates:
Field merchandiser services (SBS)	$19,716	$19,236

Field management services (SAS)	$4,837	$4,538

Field merchandiser services (NMA and NRS)	$1,983	$1,601

Total services provided by affiliates	$26,536	$25,375

Accrued expenses due to affiliates (in thousands):	December 31,
	2013	2012
Total accrued expenses due to affiliates	$560	$705

In July 1999, SPAR Marketing Force, Inc. ("SMF"), SBS and SIT entered into a perpetual software ownership agreement providing that each party independently owned an undivided share of and had the right to unilaterally license and exploit their "Business Manager" Internet job scheduling software (which had been jointly developed by such parties), and all related improvements, revisions, developments and documentation from time to time voluntarily made or procured by any of them at its own expense. In addition, SPAR Trademarks, Inc. ("STM"), SBS and SIT entered into separate perpetual trademark licensing agreements whereby STM has granted non-exclusive royalty-free licenses to SIT and SBS (and through them to their commonly controlled subsidiaries and affiliates by sublicenses, including SAS) for their continued use of the name "SPAR" and certain other trademarks and related rights of STM, a wholly owned subsidiary of SGRP. SBS and SAS provide services to the Company, as described above, and SIT no longer provides services to and does not compete with the Company.

Effective August 1, 2013, the Company sold its equity and working capital investment and other interests in its Romanian subsidiary, SPAR Business Ideas Provider S.R.L. ("BIP"), to a Company affiliate, SIT, for a total purchase price of $348,465. The Company received, at closing, $187,767 in cash and the balance is payable over 29 months, with interest at 6% per annum, and recorded as Other Assets on the December 31, 2013, balance sheet. In connection with the sale, the Company agreed to provide SIT with limited general business consultation and programming support for BIP through February 22, 2015. The purchase price was equal to the book value of the Company's interests in BIP. The Company's sale of BIP to SIT was approved by the Company's Audit Committee and Board of Directors.

Through arrangements with the Company, SBS, SAS and other companies owned by Mr. Brown or Mr. Bartels participate in various benefit plans, insurance policies and similar group purchases by the Company, for which the Company charges them their allocable shares of the costs of those group items and the actual costs of all items paid specifically for them. All such transactions between the Company and the above affiliates are paid and/or collected by the Company in the normal course of business.

In addition to the above, SAS purchases insurance coverage for worker compensation, casualty and property insurance risk for itself, SBS and (through SBS under contacts with them) its field merchandising specialists and the Company from Affinity Insurance, Ltd. ("Affinity"). SAS owns a minority (less than 1%) of the common stock in Affinity. The Affinity insurance premiums for such coverage are ultimately charged to SAS, SBS (and through SBS to its covered field merchandising specialists) and the Company based on the contractual arrangements of the parties.

In the event of any material dispute in the business relationships between the Company and SBS, SAS, SIT or NRS it is possible that Mr. Brown, Mr. Bartels or Mr. Burdekin may have one or more conflicts of interest with respect to these relationships and such dispute could have a material adverse effect on the Company. See Item 1A in the Annual Report- Risk Factors - Dependence Upon and Cost of Services Provided by Affiliates and Potential Conflicts in Services Provided by Affiliates.

CORPORATE GOVERNANCE

Board Structure, Leadership and Risk Oversight

The Board of Directors of the Corporation (the "Board") is responsible for the overseeing the management, policies and direction of the Corporation and its subsidiaries (collectively, the Company"), both directly and through its committees (as described below), pursuant to the authority conferred by the Corporation's by-laws, charters and policies and by applicable law. The Board's responsibilities include (without limitation) the appointment and oversight of the Company's executive officers.

The Board believes its leadership role for the Company is strengthened by having a majority of its members be independent directors, who meet regularly as an independent body and provide leadership through their industry experience and knowledge and the actions of the independent committees they chair, and by having its two largest stockholders and Chief Executive Officer as members of the Board. The Board also has established separate positions for the Chairman of the Board (the "Chairman") and for its Chief Executive Officer (who also is its President), which they believe better enables the Chairman to focus his efforts on long term strategic development and planning for the Company and Board leadership and the Chief Executive Officer to focus her time and energy on managing the Company's sales and operations. The Board believes this leadership structure has enhanced its ability to effectively carry out its responsibilities on behalf of the Corporation's stockholders as well as its oversight of the Company's management and overall corporate governance. Mr. Robert G. Brown is the Corporation's Chairman (as well as one of its co-founders and officers and a significant stockholder), and Ms. Jill M. Blanchard is the Company's Chief Executive Officer and President.

The Board is actively involved in the oversight of risks that could affect the Company, both directly with respect to the most significant risks facing the Company (including material strategic, market or operational risks) and through its committees. The Board has established and delegated certain risk and other oversight responsibilities to the Audit Committee pursuant to the Audit Charter, the Compensation Committee pursuant to the Compensation Charter and the Governance Committee pursuant to the Governance Charter, as defined and more fully described below under the headings "Audit Committee", "Compensation Committee" and "Governance Committee". Risk oversight is conducted primarily through the Audit Committee, but also is conducted through the Compensation Committee or Governance Committee, as applicable.

To assist the Board and its Committees in their respective oversight roles, the Company's Chief Executive Officer brings members of the Company's management from various business or administrative areas into meetings of the Board or applicable Committee from time to time to make presentations and to answer questions and provide insight to the members, including insights into areas of potential risk. Each Committee endeavors to satisfy its responsibilities through its receipt and review of regular reports directly from officers responsible for oversight of particular risks within the Company, direct communications by the Committee or its Chairman with the Corporation's senior management, independent principal accountants (in the case of the Audit Committee) and counsel respecting such matters and related risks, its executive sessions, and its reports (generally through its Chairman) to the full Board respecting the Committee's considerations and (if applicable) actions and recommendations regarding such matters and risks as deemed appropriate.

The Audit Committee is responsible for overseeing the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company and regularly considers (among other things) financial, reporting, internal control, related party, legal and other issues and related risks and uncertainties material to the Company. The Compensation Committee is responsible for overseeing and regularly considers the performance and compensation of the executives and the other compensation, equity incentive and related policies of the Company. The Governance Committee is responsible for overseeing and regularly considers the nomination of directors and committee members for the Board and the corporate documents and governance policies and practices of the Company.

The Audit Committee, Compensation Committee and Governance Committee each consist solely of independent outside directors. Mr. Lorrence T. Kellar is Chairman of the Audit Committee, Mr. Jack W. Partridge is Chairman of the Compensation Committee, and Mr. C. Manly Molpus is Chairman of the Governance Committee.

Board Meetings

The Board meets regularly to receive and discuss operating and financial reports presented by management of SGRP and its advisors. During the year ended December 31, 2013, the Board held four meetings in person and one meeting by telephone. Each incumbent Director is required to attend 75% of the board meetings. In 2013, all incumbent members attended at least 75% of the meetings.

Board Size

On April 20, 2009, the Board reduced the size of the Board from eight directors to seven directors. Accordingly, there are only seven nominees for election as Directors at the 2014 Annual Meeting. The Board can increase or decrease the size of the Board at any time, and any vacancy (including those caused by an increase in Board size) can be filled by the Board without an election or eliminated by a reduction in Board size.

Committees

From time to time the Board may establish permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. Currently, SGRP has three permanent standing committees; the Audit Committee, the Compensation Committee and the Governance Committee. An audit committee is required by the Nasdaq Stock Market, Inc. ("Nasdaq"), the Securities and Exchange Commission (the "SEC"), and applicable law. While SGRP is not similarly required to have either a compensation committee or governance committee, certain responsibilities assigned to these committees in their respective charters are required to be fulfilled by independent directors.

The standing committees of the Board are the Audit Committee of the Board (the "Audit Committee"), the Compensation Committee of the Board (the "Compensation Committee"), and the Governance Committee of the Board (the "Governance Committee"), as provided in the Corporation's Restated By-Laws (See Limitation of Liability and Indemnification Matters below).

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company, the integrity of the Company's consolidated financial statements, the audits of the financial statements of the Company and the Company's compliance with legal and regulatory requirements and disclosure. The specific functions and responsibilities of the Audit Committee are set forth in the written Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Audit Charter"), approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 18, 2004. The Audit Committee also is given specific functions and responsibilities by and is subject to the rules and regulations of Nasdaq ("Nasdaq Rules") and of the SEC (the "SEC Rules"), the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and other applicable law, which are reflected in the Audit Charter. You can obtain and review a current copy of the Audit Charter on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Audit Charter was amended and restated to reflect the evolution of the Audit Committee's expanding responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to all audit committees. The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval. The Audit Committee's most recent review was in August 2013, when it determined no changes were then needed in the Audit Charter.

The Audit Committee (among other things and as more fully provided in the Audit Charter):

(a)	Serves as an independent and objective party to monitor the Company's financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;

(b)

Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (hereinafter referred to as the "Company's Independent Accountants");

(c)	Resolves disagreements between the Company's senior management and the Company's Independent Accountants regarding financial reporting;

(d)	Communicates directly with the Company's Independent Accountants;

(e)	Reviews and appraises the audit efforts of the Company's Independent Accountants, including the plans for and scope of the audit, the audit procedures to be utilized and results of the audit;

(f)	Provides an open avenue of communication among the Company's Independent Accountants, the Company's financial and senior management and the Board;

(g)

Reviews and approves, in advance, all non-audit services to be performed by the Company's Independent Accountants, either individually or through policies and procedures for particular types of services to be performed within specified periods;

(h)	Reviews the performance, qualifications and independence of the Company's Independent Accountants;

(i)	Reviews the financial reports and other financial information provided by SGRP to any governmental body or the public;

(j)

Encourages continuous improvement of, and fosters adherence to, the Company's accounting controls, disclosure controls, risk management and similar policies, procedures and practices at all levels; and

(k)	Reviews and approves the overall fairness of all material related-party transactions.

The Audit Committee currently consists of Messrs. Kellar (its Chairman), Molpus, Partridge and Drogue, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rule 4200(a)(14). In connection with his re-nomination as a Director, the Governance Committee and the Board re-determined that Mr. Kellar was qualified to be the "Audit Committee financial expert" as required by applicable law and the SEC Rules.

During the year ended December 31, 2013, the Audit Committee met four times in person and seven times by telephone. All incumbent members attended at least 75% of the meetings.

See the Report of the Audit Committee of the Board of Directors below.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its oversight responsibilities respecting the performance and compensation of the executives and the other compensation, equity incentive and related policies of the Company, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Compensation Charter"), approved and recommended by the Compensation Committee and Governance Committee and adopted by the Board on May 18, 2004. The Compensation Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, Sarbanes-Oxley and other applicable law. You can obtain and review a current copy of the Compensation Charter on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Compensation Charter was adopted to reflect the evolution of the Compensation Committee's informal responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to compensation committees. The Compensation Committee reviews and reassesses the Compensation Charter annually and recommends any needed changes to the Board for approval. The Compensation Committee's most recent review was in August of 2013, when it determined no changes were then needed in the Compensation Charter.

The Compensation Committee (among other things and as more fully provided in the Compensation Charter):

(a)

Oversees the existing and proposed compensation plans, policies and practices of the Company, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, all in order to (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Company's performance objectives, and (iv) align the interests of SGRP's directors and the Company's executives and employees with those of SGRP's stockholders (the "Company's Compensation Objectives");

(b)	Reviews the Company's existing and proposed Compensation Objectives from time to time and recommends to the Board any necessary or desirable changes or additions to such objectives;

(c)	Reviews the performance of and establishes the compensation for the Company's senior executives; and

(d)

Oversees the Company's stock option, stock purchase and other benefit plans and severance policies, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice.

The Compensation Committee currently consists of Messrs. Partridge (its Chairman), Kellar, Molpus and Drogue, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rule 4200(a)(14).

During the year ended December 31, 2013, the Compensation Committee met four times in person and one time by telephone. All incumbent members attended at least 75% of the meetings.

Governance Committee

The Governance Committee assists the Board in fulfilling its oversight responsibilities respecting the nomination of directors and committee members for the Board and the corporate documents and governance policies and practices of the Company. The specific functions and responsibilities of the Governance Committee are set forth in the written Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Governance Charter"), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. The Governance Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley and other applicable law, which are reflected in the Governance Charter. You can obtain and review a current copy of the Governance Charter on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Governance Charter was adopted to reflect the evolution of the Governance Committee's informal responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to governance committees. The Governance Committee reviews and reassesses the Governance Charter, Nomination Policy and Ethics Code (as such terms are defined below) annually and recommends any needed changes to the Board for approval. The Governance Committee's most recent review was in August of 2013, when it determined no changes were then needed in the Governance Charter, Nomination Policy and Ethics Code.

The Governance Committee (among other things and as more fully provided in the Governance Charter):

(a)

Oversees the identification, vetting and nomination of candidates for directors of SGRP and the selection of committee members, reviews their qualifications (including outside director independence) and recommends any proposed nominees to the Board;

(b)	Oversees SGRP's organizational documents and policies and practices on corporate governance and recommends any proposed changes to the Board for approval; and

(c)

Oversees the Company's codes of ethics and other internal policies and guidelines and monitors the Company's enforcement of them and incorporation of them into the Company's culture and business practices.

The Governance Committee currently consists of Messrs. Molpus (its Chairman), Kellar, Partridge and Drogue, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rule 4200(a)(14).

During the year ended December 31, 2013, the Governance Committee met four times in person. All incumbent members attended at least 75% of the meetings.

Director Nominations: Experience, Integrity, Diversity and other Criteria

The Governance Committee oversees the identification, vetting and nomination of candidates for directors and the selection of committee members, the review of their qualifications (including outside director independence), and recommends any proposed nominees to the Board in accordance with the Governance Charter and with the SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004 (the "Nomination Policy"), as approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Nomination Policy, applicable law and exchange rules require that a majority of the directors of the Board and all members of its Audit Committee, Compensation Committee and Governance Committee satisfy the independence requirements applicable to Audit Committee members under the applicable Nasdaq Rules. Each of the Audit Charter, Compensation Charter and Governance Charter also contain the same requirements that all of their respective members satisfy such independence requirements.

The Nomination Policy identifies numerous characteristics believed important by the Board for any nominee for director and provides that each nominee for director should possess as many of them as practicable. These desirable characteristics include (among other things) the highest professional and personal ethics and integrity, sufficient time and attention to devote to Board and Committee duties and responsibilities, strong relevant business and industry knowledge and contacts, and business and financial sophistication, common sense and wisdom, the contribution to the diversity of perspectives in the Board and its Committees, and the ability to make informed judgments on a wide range of issues, the ability and willingness to exercise and express independent judgments, and the apparent ability and willingness to meet or exceed the Board's performance expectations. The Nomination Policy specifically recognizes the desirability of ethnic, racial, gender and geographic diversity for the Board but does not specify any metrics for evaluating potential candidates in that regard. However, the Governance Committee takes all relevant factors (including such diversity) into account when identifying and evaluating candidates for Board membership.

Performance expectations for each director have also been established by the Board in the Nomination Policy, including (among other things) the director's regular preparation for, attendance at and participation in all meetings (including appropriate questioning), support and advice to management in his areas of expertise, maintenance of focus on the Board's agenda, understanding the business, finances, plans and strategies of Company, professional and collegial interaction, acting in the best interests of the Company and the stockholders, and compliance with the Company's applicable ethics codes.

Candidates for vacant positions on the Board may be suggested to the Governance Committee from time to time by its members or by officers or other directors of the Corporation. The Governance Committee generally will consider recommending the re-nomination of incumbent directors in accordance with the Nomination Policy, provided that they continue to satisfy the applicable personal characteristic criteria and performance expectations. The Nomination Policy reflects the Board's belief that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of SGRP, and that the value of these benefits may outweigh many other factors. However, the Governance Committee is not required to recommend to the Board the nomination of any eligible incumbent director for re-election. (See Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

In considering the potential director nominee slate (including incumbent directors) to recommend to the Board, the Nomination Policy directs the Governance Committee to take into account: (i) the benefits of incumbency, as noted above; (ii) any perceived needs of Board, any Committee or the Company at the time for business contacts, skills or experience or other particular desirable personal characteristics; (iii) the collegiality of Board members; (iv) the need for independent directors or financial experts under that Policy or applicable law for the Board or its Committees; (v) any other requirements of applicable law or exchange rules; and (vi) the desirability of ethnic, racial, gender and geographic diversity. The Governance Committee will consider proposed nominees from any source, including those properly submitted by stockholders (See Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

Each potential nominee for director is required to complete and submit an officers' and directors' questionnaire as part of the process for making director nominations and preparation of SGRP's Annual Report and this Proxy Statement. With new nominees, the process also includes interviews and background checks.

The seven nominees for director were reviewed, approved and recommended by the Governance Committee, were nominated by the Board and are all incumbents. Based on their respective officers' and directors' questionnaires, the Governance Committee and Board each determined that Mr. Jack W. Partridge, Mr. Lorrence T. Kellar, Mr. C. Manly Molpus and Mr. Arthur B. Drogue are independent directors under Nasdaq Rules, as required by the Nominations Policy and the committee charters, and that Mr. Lorrence T. Kellar is an "audit committee financial expert" under SEC Rules, as required by such rules and the Audit Charter.

Ethics Codes

SGRP has adopted codes of ethical conduct applicable to all of its directors, officers and employees, as approved and recommended by the Audit Committee and Governance Committee and adopted by the Board, in accordance with Nasdaq Rules. These codes of conduct (collectively, the "Ethics Code") consist of: (1) the Code of Ethical Conduct for the Directors, Senior Executives and Employees, of SPAR Group, Inc., Amended and Restated (as of) August 1, 2012; and (2) Statement of Policy Regarding Personal Securities Transactions in SGRP Stock and Non-Public Information, as amended and restated on May 1, 2004, and as further amended through March 10, 2011. Both Committees were involved because general authority over the Ethics Codes shifted from the Audit Committee to the Governance Committee with the adoption of the committee charters on May 18, 2004. However, the Audit Committee retained the express duty to review and approve the overall fairness of all material related-party transactions. You can obtain and review current copies of such code and policy on the Company's web site (www.sparinc.com), which are posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

Limitation of Liability and Indemnification Matters

The Corporation's Certificate of Incorporation, as amended, eliminates the liability of all directors to the Corporation and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the maximum extent such liability can be eliminated or limited under the Delaware General Corporation Law, as amended (the "DGCL"), which applies to the Corporation as a Delaware corporation. The DGCL permits a certificate of incorporation to include a provision eliminating such personal liability of its directors, and such elimination is effective under the DGCL, except that such liability currently may not be eliminated or limited under the DGCL (i) for any breach of their duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Corporation's Restated By-Laws (as hereinafter defined) provide that the Corporation must indemnify each of its current and former directors, executive officers and other designated persons (including those serving its affiliates in such capacities at the Corporation's request), and may in the Board's discretion indemnify the other current and former officers, employees and other agents of the Corporation and its subsidiaries, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by DGCL. The Restated By-Laws also provide that the Corporation must advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, subject to such person's agreement to the extent required by the DGCL under the circumstances to reimburse the Corporation if such person is not entitled to indemnification. The Restated By-Laws and these mandatory indemnification provisions were approved and recommended by the Governance Committee and adopted by the Board of Directors of the Corporation in order to conform to the current practices of most public companies and to attract and maintain quality candidates for its directors and management, and are included in the Amended and Restated By-Laws of SPAR Group, Inc., Dated as of May 18, 2004, as amended (the "Restated By-Laws"). A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Corporation's web site (www.sparinc.com).

Section 145 of the DGCL provides that the Corporation (as a Delaware corporation) has the power to indemnify under various circumstances anyone who is or was serving as a director, officer, employee or agent of the Corporation or (at its request) another corporation, partnership, joint venture, trust or other enterprise, which includes indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), but only if (i) such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, (ii) in the case of any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful, and (iii) in the case of any suit by or in the right of the Corporation in which the person is adjudged to be liable to the Corporation, the applicable court determines such person is nevertheless fairly and reasonably entitled to such indemnification under the circumstances. Section 145 of the DGCL also permits the Corporation to pay or advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, and requires that the Corporation indemnify such person for such unpaid expenses upon a successful defense of such action, suit or proceeding.

The Company maintains director and officer liability insurance that (subject to deductibles, maximums and exceptions) covers most liabilities arising out of the acts or omissions of any officer, director, employee or other covered person, both for the benefit of the Company and the direct benefit of its directors and officers, regardless of whether the Restated By-Laws or DGCL Section 145 would permit indemnification of the matters covered by such insurance. The Restated By-Laws and DGCL Section 145 expressly permit the Corporation to secure such insurance and expressly provide that their respective indemnification provisions are not exclusive of any other rights to which the indemnified party may be entitled, including such insurance.

At present, there is no pending action, suit or proceeding involving any director, officer, employee or agent of the Company in which indemnification will be required or permitted. The Company is not aware of any overtly threatened action, suit or proceeding that may result in a claim for such indemnification.

EXECUTIVE OFFICERS, COMPENSATION, DIRECTORS AND OTHER INFORMATION

Stock Based Compensation Plans

The Company believes that it is desirable to align the interests of its directors, executives, employees and consultants with those of its stockholders through their ownership of shares of Common Stock issued by SGRP ("SGRP Shares").  Although the Company does not require its directors, executives, employees or consultants to own SGRP Shares, the Company believes that it can help achieve this objective by providing long term equity incentives through the issuance to its eligible directors, executives, employees or consultants of options to purchase SGRP Shares and other stock-based awards pursuant to the 2008 Plan (as defined below) and facilitating the purchase of SGRP Shares at a modest discount by all of its eligible executives, employees and consultants who elect to participate in its Stock Purchase Plans (as defined below).  In particular, the Company believes that granting stock based awards (including restricted stock and options to purchase SGRP Shares) to such directors, executives, employees and consultants encourages growth in their ownership of SGRP Shares, which in turn leads to the expansion of their stake in the long-term performance and success of the Company.

SGRP currently grants restricted stock awards to its eligible directors, officers and employees and certain employees of its affiliates to purchase SGRP Shares pursuant to the 2008 Stock Compensation Plan (as amended, the "2008 Plan").  SGRP's stockholders approved and adopted the 2008 Plan in May 2008, as the successor to various predecessor stock option plans (each a "Prior Plan") with respect to all new awards issued, and an amendment to the 2008 Plan in May 2009, permitting the discretionary repricing of existing awards. SGRP also has granted stock options that continue to be outstanding under the Prior Plans.  Each Prior Plan will continue to be active for the purposes of any remaining outstanding options issued under it for so long as such options are outstanding.

The 2008 Plan provides for the granting of restricted SGRP shares, stock options to purchase SGRP shares (either incentive or nonqualified), and restricted stock units, stock appreciation rights and other awards based on SGRP shares ("Awards") to SGRP Directors and the Company's specified executives, employees and consultants (which are employees of certain of its affiliates), although to date SGRP has not issued any permissible form of Award other than stock options and restricted shares.  Unless terminated sooner as provided therein, the 2008 Plan will terminate on May 28, 2018, which is ten years from the 2008 Plan Effective Date, and no further Awards may be made under it.  However, any existing Awards made prior to such termination will continue in accordance with their respective terms and will continue to be governed by the 2008 Plan.  Stock options granted under the 2008 Plan have a maximum term of ten years, except in the case of incentive stock options granted to greater than 10% stockholders (whose terms are limited to a maximum of five years), and SGRP has generally issued options having those maximum terms.

The 2008 Plan limits the number of SGRP shares that may be covered by Awards ("Outstanding Covered Shares") to 5,600,000 SGRP Shares in the aggregate (the "Maximum Covered Shares"), which Outstanding Covered Shares for this purpose consist of the sum of (i) the SGRP shares covered by all Awards issued under the 2008 Plan on or after May 29, 2008 ("New Awards"), plus (ii) and the SGRP shares covered by all stock options issued at any time under the prior Plans to the extent they were still outstanding on May 29, 2008 ("Continuing Awards").  SGRP shares covered by New Awards or Continuing Awards that expire, lapse, terminate, are forfeited, become void or otherwise cease to exist (other than as a result of exercise) are no longer Outstanding Covered Shares, are added back to remaining availability under the Maximum Covered Shares and thus become available for new Award grants, while those SGRP Shares covered by exercised New Awards or Continuing Awards continue to be Outstanding Covered Shares and are not added back to, and thus continue to reduce, the remaining availability under the Maximum Covered Shares under the 2008 Plan.  The Outstanding Covered Shares and Maximum Covered Shares (as well as the SGRP shares covered by a particular Award) are all subject to certain adjustments that may be made by the Compensation Committee upon the occurrence of certain changes in the Corporation's capitalization or structure as provided in the 2008 Plan.  Except for the adjustments described above, an increase in the Maximum Covered Shares requires the consent of the SGRP stockholders under the terms of the 2008 Plan, Nasdaq rules and applicable law.

As of December 31, 2013, approximately 1.3 million SGRP Shares were available for Award grants under the amended 2008 Plan. Prior to 2014, most Awards under the 2008 Plan were in the form of stock options. In March 2014, the Compensation Committee determined to begin using restricted stock Awards rather than stock options as the primary form for new Awards under the 2008 Plan, as the Compensation Committee believed such Awards would (on balance) be more favorable to the recipients, less costly to the Corporation and less dilutive to the Corporation's stockholders. In that meeting, the Compensation Committee also reduced the existing 2014 Award budget from 500,000 SGRP Shares (for stock options) to 200,000 SGRP Shares (for restricted stock Awards), and recommended that the management generally propose grants of restricted stock Awards covering four SGRP Shares for each ten SGRP Shares that would have been covered by corresponding stock option Awards if utilized.

The 2008 Plan (as amended in 2009) gives SGRP's Compensation Committee the full authority and complete flexibility from time to time to designate and modify (in its discretion) one or more of the outstanding Awards (including their exercise and base prices and other components and terms) to (among other things) restore their intended values and incentives to their holders. However, the exercise price, base value or similar component (if equal to SGRP's full stock price at issuance) of any Award cannot be lowered to an amount that is less than the Fair Market Value (as defined in the 2008 Plan) on the date of the applicable modification, and no modification can adversely affect an awardee's rights or obligations under an award without the awardee's consent. No further consent of SGRP's stockholders is required for any repricing or other modification of any outstanding or other aware under the 2008 Plan, including those previously issued under the Prior Plans. To date, Awards have only been repriced once (in 2009) pursuant to this authority.

Restricted stock, stock options and other stock based Awards under the 2008 Plan may be issued from time to time by SGRP in its discretion to the Company's executives and other employees and generally are included in the annual incentive plans of SGRP's executives.  Each year the Compensation Committee establishes (with recommendations from management) a budget for the maximum number of SGRP Shares that may be awarded in the applicable year (although Awards to new employees may not be covered by such budget in the Compensation Committee's discretion). The Company's management may present recommendations for such Awards to the Compensation Committee at any of its regular quarterly meetings, although recently most recommendations have been made at the August meeting other than those for new employees.  The Chairman of the Board or the Compensation Committee may make those recommendations respecting the Company's Chief Executive Officer, and the Chief Executive Officer makes those recommendations respecting the Company's other executive and senior officers, as well as for any new officer or employee, and each of those executive officers in turn are allocated potential Award shares for their departments and make recommendations respecting those under their supervision (subject to review and approval by the Chief Executive Officer).  In recommending to the Compensation Committee the actual number of restricted stock, stock options (and options shares covered) or other stock based Award to be granted to each individual, the person making the recommendation makes an assessment of the individual's contribution to these or decrease in the participant's abilities, responsibilities and performance of his or her duties.  The Compensation Committee reviews and discusses managements' recommendations at its meeting and determines whether and to what extent to approve and grant the proposed restricted stock, stock options (and options shares covered) or other stock based Awards to executives, employees and consultants of the Company pursuant to the 2008 Plan.

A more complete description of the 2008 Plan is contained in SGRP's Summary Description and Prospectus dated August 24, 2009, as filed with the SEC as an exhibit to SGRP's Schedule TO on August 25, 2009. A more complete description of the 2009 option repricing exchange described above is contained in SGRP's Offer to Exchange Certain Outstanding Stock Options for New Stock Options dated August 24, 2009 (including its exhibits and incorporated documents), as filed with the SEC in SGRP's Schedule TO on August 25, 2009. You can obtain and review a copy of that prospectus, the full 2008 Plan and such Offer to Exchange on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Stock Plans sub-tab.

Stock Options

The stock option Awards issued under the 2008 Plan are typically "nonqualified" (as a tax matter), have a ten (10) year maximum life (term) and vest during the first four years following issuance at the rate of 25% on each anniversary date of their issuance so long as the holder continues to be employed by the Company. Stock-based compensation cost is measured on the grant date, based on the fair value of the stock option Award calculated at that date, and is recognized as compensation expense over the requisite service period, which generally is the options' vesting period. Fair value is calculated using the Black-Scholes option pricing model.

Stock option Award activity for the years ended December 31, 2013 and 2012 is summarized below:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
	Covered	Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2012	2,919,232	$0.64	6.50	$3,302
Granted in 2012	430,000	1.12	–	270
Exercised/cancelled	(287,839)	0.63	–	307

Outstanding at December 31, 2012	3,061,393	0.71	6.50	3,169
Granted in 2013 (1)	793,000	2.02	–	36
Exercised/cancelled	(202,233)	0.61	–	286
Forfeited or expired	(101,561)	1.19	–	–

Outstanding at December 31, 2013	3,550,599	$0.99	6.64	$3,577

Exercisable at December 31, 2013	2,285,970	$0.61	5.32	$3,130

Vested and expected to vest at December 31, 2013	3,441,701	$0.97	6.56	$3,548

(1)      Includes a stock option Award covering 300,000 SGRP Shares issued on December 2, 2013, to Ms. Jill M. Blanchard in connection with her employment on that date as the Company's Chief Executive Officer and President.

The weighted-average grant-date fair value of stock option Awards granted during the years ended December 31, 2013 and 2012 was $1.80 and $0.99, respectively. The total intrinsic value of stock option Awards exercised during the year ended December 31, 2013 and 2012 was $286,000 and $307,000, respectively. The tax benefit realized from stock options exercised during the years ended December 31, 2013 and 2012 was approximately $109,000 and $117,000, respectively.

The Company recognized $486,000 and $468,000 in stock-based compensation expense relating to stock option Awards during the years ended December 31, 2013 and 2012, respectively. The recognized tax benefit on stock based compensation expense related to stock options during the years ended December 31, 2013 and 2012 was approximately $185,000 and $178,000, respectively.

As of December 31, 2013, total unrecognized stock-based compensation expense related to stock options was $1,687,869. This expense is expected to be recognized over a weighted average period of approximately 3.2 years, and will be adjusted for changes in estimated forfeitures.

Restricted Stock

The restricted stock Awards previously issued under the 2008 Plan vested during the first five years following issuance at the rate of 25% on each anniversary date of their issuance so long as the holder continues to be employed by the Company. Restricted stock granted under the 2008 Plan is measured at fair value on the date of the grant, based on the number of shares granted and the quoted price of the Company's common stock. The shares of stock are issued and value is recognized as compensation expense ratably over the requisite service period which generally is the Award's vesting period .

The following table summarizes the activity for restricted stock Awards during the years ended December 31, 2013 and 2012 (all of which relate to the Company's former Chief Executive Officer, Gary S. Raymond.):

		Weighted-
		Average
		Grant Date
		Fair Value
	Shares	per Share
Unvested at January 1, 2012	100,000	$2.34
Granted	25,000	1.09
Vested	(20,000)	2.34
Forfeited	–	–

Unvested at December 31, 2012	105,000	2.04
Granted	–	–
Vested	(25,000)	2.09
Forfeited	–	–

Unvested at December 31, 2013	80,000	$2.03

During the years ended December 31, 2013 and 2012, the Company recognized approximately $52,000 and $49,000, respectively, of stock-based compensation expense related to restricted stock. The recognized tax benefit on stock based compensation expense related to restricted stock during the years ended December 31, 2013 and 2012 was approximately $20,000 and $19,000, respectively.

During the years ended December 31, 2013 and 2012, the total fair value of restricted stock vested was $49,350 and $23,800, respectively.

As of December 31, 2013, total unrecognized stock-based compensation expense related to unvested restricted stock Awards was $127,594, which is expected to be expensed over a weighted-average period of 2.41 years.

Stock Purchase Plans

In 2001, SGRP adopted its 2001 Employee Stock Purchase Plan (the "ESP Plan"), which replaced its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the "CSP Plan"). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company, and the CSP Plan allows employees of the affiliates of the Company (See Transactions with Related Persons, Promoters and Certain Control Persons, above), to purchase SGRP's Common Stock from SGRP without having to pay any brokerage commissions. On August 8, 2002, SGRP's Board approved a 15% discount for employee purchases of Common Stock under the ESP Plan and recommended that its affiliates pay 15% of the value of the stock purchased as a cash bonus for affiliate consultant purchases of Common Stock under the CSP Plan.

Potential Severance Payments upon a Change-In-Control and Termination

In order to retain and motivate certain highly qualified executives in the event of a "Change-in-Control", the Corporation has entered into a separate Amended and Restated Change in Control Severance Agreement in substantially the same form (each a "CICSA") in December 2008 with each of William H. Bartels, its Vice Chairman, James R. Segreto, its Chief Financial Officer, Secretary and Treasurer, Kori G. Belzer, its Chief Operating Officer, and Patricia Franco, its President of the SPAR International Merchandising Services Division, which amended and restated substantially similar prior agreements from March 2007. Each CICSA provides that the applicable executive will receive a lump sum severance payment if both (1) a "Change in Control" occurs (which includes certain changes in ownership as well as the hiring of a new Chairman or Chief Executive Officer who was not an executive on the date of the CICSA), and (2) within the "Protected Period" the executive either resigns for "Good Reason" (such as an adverse change in duties or compensation) or is terminated other than in a "Termination For Cause" (as such terms are defined in the applicable CICSA). The Protected Period is equal to the greater of 36 months from the date of the CICSA or 24 months from the then most recent Change in Control (which could begin after the end of such 36 month period). The payment is equal to the sum of (i) the employee's monthly salary times the number of remaining months in the Protected Period following such resignation or termination, plus (ii) the maximum bonus if any that would have been paid to such employee for any bonus plan then in effect (not to exceed 25% of the employee's annual salary). Mr. Brown is not a party to a CICSA. The CICSAs were amended and restated in December 2008 to comply with Section 409A of the Code.

Certain Tax Issues - Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code (the "Code"), the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of SGRP and its stockholders.

EXECUTIVE COMPENSATION, EQUITY AWARDS AND OPTIONS

Executive Compensation

The following table sets forth all compensation for services rendered to the Company in all capacities for the years ended December 31, 2013 and 2012, except for amounts paid to or by SAS, SBS and SIT (See - Transactions with Related Persons, Promoters and Certain Control Persons, above), by (i) the Corporation's Chief Executive Officers during the year ended December 31, 2013, and (ii) each of the other three most highly compensated executive officers of the Company, at December 31, 2013 (collectively, the "Named Executive Officers"). The Company does not have any Non-Equity Incentive Compensation Plans other than as part of its individual Incentive Bonus Plans, any pension plans or any non-qualified deferred compensation plans, and accordingly those columns have been omitted.

Summary Compensation Table

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jill M. Blanchard	2013 (4)	15,689 (4A)	–	–	550,110(4B)	400	566,199
Chief Executive Officer, President and Director

Gary S. Raymond	2013 (5)	218,921	40,000	49,350 (5A)	–	45,831(5B)	354,102
Former Chief Executive Officer, President and Director	2012	222,063	20,000	23,420 (5A)	–	32,269(5B)	297,752

Robert G. Brown	2013	95,833 (3A)	–	–	–	12765	108,598
Chairman and Director	2012	100,000 (3)	–	–	–	13,206	113,206

William H. Bartels	2013	95,833 (3)	–	–	–	113,422 (5C)	209,256
Vice Chairman and Director	2012	104,016 (3)	–	–	–	6,431	110,447

James R. Segreto	2013	160,160	30,000	–	66,709	13,010	269,879
Chief Financial Officer, Treasurer and Secretary	2012	161,688	10,000	–	28,990	13,988	214,666

Kori G. Belzer	2013	177,996	30,000	–	66,709	7,870	282,575
Chief Operating Officer	2012	179,875	20,000	–	33,821	48,398(6)	282,094

Patricia Franco	2013	159,413	30,000	–	38,120	18,715(7)	246,248
President of the SPAR International Merchandising Services Division	2012	161,313	10,000	–	24,158	9,902	205,373

_________________

(1)

These are not amounts actually paid to or received by the named executives. These are stock or option award related "compensation expenses" recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC-718-10. See Note 12 to the Company's Consolidated Financial Statements included in the 2013 Annual Report.

(2)

"Other Compensation" represents amounts paid for car allowances, 401(k) matching contributions, and medical, life and long term disability insurance premiums. Additional elements of "Other Compensation", if any, are noted separately below.

(3)	Does not include amounts paid to SAS, SBS, SIT and Affinity Insurance Ltd. (See – Transactions with Related Persons, Promoters and Certain Control Persons, above)
(3A)	Effective January 1, 2014, Mr. Brown will receive a comparable amount as retirement income and will continue to receive such amount through 2018.
(4)	Ms. Blanchard joined SGRP as Chief Executive Officer, President and a Director of the Corporation on December 2, 2013.
(4A)

Ms. Blanchard will receive an annual salary of $275,000. Ms. Blanchard also has an incentive bonus plan permitting her to receive up to 150% of her base salary for achieving specific goals for each year of her employment under performance targets established annually by the Compensation Committee (but the first $50,000 of that cash bonus is guaranteed for 2014 irrespective of results) and stock options covering up to 100,000 SGRP Shares under the 2008 Plan for achieving specific goals for 2014 and 2015 under performance targets established annually by the Compensation Committee.

(4B)

Ms. Blanchard received a stock option Award as of December 2, 2013, to purchase 300,000 SGRP Shares at the market price on the grant date ($1.89 per share) pursuant to SGRP's 2008 Plan, vesting over four years in the customary manner.

(5)

Mr. Raymond retired as Chief Executive Officer, President and a Director of the Corporation on December 2, 2013, but continued to advise the Corporation until his complete retirement on February 5, 2014, at which time his restricted stock and stock option Awards all immediately vested.

(5A)

Pursuant to the 2008 Plan, SGRP's Compensation Committee authorized a restricted SGRP common stock award of 100,000 shares on March 10, 2011 (the "2011 RS Award"), and 25,000 shares on August 1, 2012 (the "2012 RS Award"), as additional compensation to Gary S. Raymond, the Company's Chief Executive Officer and President. The restricted shares were to have vested in five equal parts on each of the five anniversaries following the award date (20,000 shares a year in the case of the 2011 RS Award, which started to vest on March 10, 2012, and 5,000 shares a year in the case of the 2012 RS Award, which starts to vest on August 1, 2013). With Mr. Raymond's retirement as an adviser on February 5, 2014, all of his remaining unvested shares immediately vested (and the corresponding compensation expense will be recorded by the Company in the first Quarter of 2014).

(5B)

Mr. Raymond also was deemed to have received "Other Compensation" in 2013 of $37,400 from the vesting of 5,000 shares of restricted stock under the 2012 RS Award and 20,000 shares of restricted stock under the 2011 RS Award, and in 2012 Mr. Raymond received $23,800 from the vesting of 20,000 shares of restricted stock under the 2011 RS Award (see Note 5A, above).

(5C)	Mr. Bartels received $106,990 in sales commissions for 2013 as part of such "Other Compensation".
(6)	Ms. Belzer also was deemed to have received "Other Compensation" in 2012 of $40,000 from her exercise of stock options awarded under the 2008 Plan covering 25,000 shares of SGRP Common Stock.
(7)	Ms. Franco also was deemed to have received "Other Compensation" in 2013 of $7,700 from her exercise of stock options awarded under the 2008 Plan covering 5,000 shares of SGRP Common Stock.

All Other Compensation

The Corporation also provides a 401(k) plan, healthcare plan and certain other benefits to all of the Company's employees (including its executives). The Company does not provide any perquisites or other benefits to its Named Executive Officers other than as described above. The only retirement plan the Company maintains in the United States is its 401(k) Profit Sharing Plan, which is available to all of its eligible employees (See Pension Benefits, below).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised options, unvested stock options, restricted stock awards and certain related information for each Named Executive Officer outstanding as of December 31, 2013.

	Stock Option Awards						Restricted Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable at 12/31/13 (#)	Number of Securities Underlying Unexercised Options Not Exercisable at 12/31/13 (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested at 12/31/13 (#)		Market value of shares of stock that have not vested at 12/31/13 ($)

Jill M. Blanchard	12/02/13		300,000		$1.89	12/02/23

Gary Raymond	05/31/07	100,000	–		$0.91	05/31/17	80,000	(5)	127,600
	08/06/09	160,000	–		$0.40	08/06/19
	08/05/10	45,000	15,000	(1)	$1.00	08/05/20

James Segreto	08/06/09	120,500	–		$0.40	08/06/19
	08/05/10	22,500	7,500	(1)	$1.00	08/05/20
	08/04/11	15,000	15,000	(2)	$1.23	08/04/21
	08/01/12	7,500	22,500	(3)	$1.09	08/01/22
	08/06/13	–	35,000	(4)	$2.14	08/06/23

Kori Belzer	08/06/09	257,140	–		$0.40	08/06/19
	08/05/10	26,250	8,750	(1)	$1.00	08/05/20
	08/04/11	17,500	17,500	(2)	$1.23	08/04/21
	08/01/12	8,750	22,750	(3)	$1.09	08/01/22
	08/06/13	–	35,000	(4)	$2.14	08/06/23

Panos Mastrogiannis	08/06/09	49,125	–		$0.40	08/06/19
	08/05/10	7,500	2,500	(1)	$1.00	08/05/20
	08/04/11	5,000	5,000	(2)	$1.23	08/04/21
	08/01/12	2,500	7,500	(3)	$1.09	08/01/22
	08/06/13	–	15,000	(4)	$2.14	08/06/23

Patricia Franco	11/09/05	15,000	–		$1.10	11/09/15
	08/06/09	195,250	–		$0.40	08/06/19
	08/05/10	11,250	3,750	(1)	$1.00	08/05/20
	08/04/11	10,000	10,000	(2)	$1.23	08/04/21
	08/01/12	6,250	18,750	(3)	$1.09	08/01/22
	08/06/13	–	20,000	(4)	$2.14	08/06/23

(1)	Amounts, except as otherwise noted, vest in 2014.
(2)	Amounts vest one half in 2014 and 2015.
(3)	Amounts vest one third in each of 2014, 2015 and 2016.
(4)	Amounts vest one fourth in each of 2014, 2015, 2016 and 2017.
(5)

With respect to Mr. Raymond's restricted shares, 20,000 shares vested on March 11, 2012, 20,000 shares vested on March 11, 2013, 5,000 shares vested on August 1, 2013, and the remaining 80,000 shares vested on his retirement on February 5, 2014. Those shares were issued to Mr. Raymond as of those dates, respectively. See Note 5A to the Summary Compensation Table, above.

Option Exercises and Stock Vested

Ms. Kori Belzer exercised options for 25,000 shares of SGRP Common Stock in 2012 and Ms. Patricia Franco exercised options for 5,000 shares of SGRP Common Stock in 2013 (See Notes 6 and 7 to the Summary Compensation Table, above). 25,000 restricted shares of SGRP Common Stock vested in 2013 under the 2011 and 2012 RS Awards to Gary S. Raymond (See Notes 5A and 5B to the Summary Compensation Table, above).

Pension Benefits

The Company does not currently have a pension or retirement plan available to its executives or other employees other than its 401(k) Profit Sharing Plan, which is a tax-qualified defined contribution plan. The plan has both pre-tax and Roth features, has numerous investment options, generally permits eligible executives and other employees to participate after their first 30 days of employment, is subject to the contribution limits imposed by applicable law, and generally permits withdrawals from time to time in accordance with the plan and applicable law. Although it is not required to match any contribution, the Company has from time to time made a voluntary fractional match of all contributions. In 2013, the Company contributed a total of $83,686 to that plan, which was shared by its 136 participants in proportion to their respective contributions. In 2012, the Company contributed a total of $76,348 to that plan, which was shared by its 130 participants in proportion to their respective contributions. The Company believes that such plan is an important part of its compensation structure, although the Company currently has no unfunded liabilities or other material obligations under such plan.

Non-Qualified Deferred Compensation

The Company does not currently have any non-qualified deferred compensation plans available to its executives or other employees, and accordingly this table has been omitted.

Compensation of Directors

The following table sets forth all compensation costs of the Corporation for services rendered to it by its directors (other than any Named Executive Officer), and certain other amounts that may have been received by or allocated to them, for the year ended December 31, 2013. The Corporation has not given restricted stock awards to its directors and does not have pension plans or non-qualified deferred compensation plans for its directors, so those columns have been omitted.

Name	Year	Fees Earned or Paid in Cash ($)(1)	Stock Option Awards (expense) ($) (2)	All Other Compensa- tion ($)	Total ($)	Option Grant Date	Grant Date Fair Value of Stock Option Awards ($) (3)

Jack W. Partridge	2013	45,000	18,122	-	63,122	05/07/2013	$17,214
Lorrence T. Kellar	2013	47,500	18,122	-	65,622	05/07/2013	$17,214
C. Manly Molpus	2013	42,500	18,122	-	60,622	05/07/2013	$17,214
Arthur B. Drogue	2013	40,000	15,103	-	55,103	01/02/2013	$14,346

(1)

Directors Compensation is $40,000 annually (plus an additional $7,500 per annum for the Audit Committee Chairman, an additional $5,000 per annum for the Compensation Committee Chairman and an additional $2,500 for the Governance Committee Chairman).

(2)

These are not amounts actually paid to or received by the named directors. These are option related "compensation expenses" recognized by the Corporation under generally accepted accounting principles, computed in accordance with ASC-718-10. See Note 12 to the Company's Consolidated Financial Statements included in the Annual Report.

(3)

These are not amounts actually paid to or received by the named directors and are not the "compensation expenses" recognized by the Corporation under generally accepted accounting principles. These amounts are the full fair value on the grant date of the options awarded as computed in accordance with ASC-718-10 without regard to vesting or service period, and accordingly are likely to be different than the option expense amounts reported in this table. See Note 12 to the Company's Consolidated Financial Statements included in the Annual Report.

Discussion of Directors' Compensation

The Compensation Committee administers the compensation plan for its outside Directors as well as the compensation for its executives. Each member of SGRP's Board who is not otherwise an employee or officer of SGRP or any subsidiary or affiliate of SGRP (each, an "Eligible Director") is eligible to receive the compensation contemplated under the Directors Compensation Plan (as defined below).

The Compensation Committee administers the compensation of directors pursuant to SGRP's Director Compensation Plan for its outside Directors, as approved and amended by the Board (the "Directors Compensation Plan"), as well as the compensation for SGRP's executives.

Under the Directors Compensation Plan, each member of SGRP's Board who is not otherwise an employee or officer of SGRP or any subsidiary or affiliate of SGRP (each a "Non-Employee Director") is eligible to receive director's fees of $40,000 per annum (plus an additional $7,500 per annum for the Audit Committee Chairman, an additional $5,000 per annum for the Compensation Committee Chairman, and an additional $2,500 per annum for the Governance Committee Chairman), payable quarterly in cash.

In addition, in the past each Non-Employee Director received options to purchase 10,000 SGRP Shares upon acceptance of the directorship, options to purchase 10,000 additional SGRP Shares after one year of service, and options to purchase 10,000 additional SGRP Shares for each additional year of service thereafter (typically granted by the Corporation at the regularly scheduled board meeting which coincided with the Annual Meeting). All options above have an exercise price equal to 100% of the fair market value of a SGRP Share at the date of grant and vest 100% on the first anniversary of the Award's grant date. However, in March of 2014, the Compensation Committee determined to begin using restricted stock Awards rather than stock options as the primary form for new Awards to Non-Employee Directors under the 2008 Plan, as the Compensation Committee believed such Awards would (on balance) be more favorable to the recipients, less costly to the Corporation and less dilutive to the Corporation's stockholders. They recommended that grants of restricted stock Awards covering four SGRP Shares be substituted for each ten SGRP Shares that would have been covered by corresponding stock option Awards if utilized. Accordingly, in the future each Non-Employee Director will receive 4,000 restricted SGRP Shares upon acceptance of the directorship, 4,000 additional SGRP Shares after one year of service, and 4,000 additional restricted SGRP Shares for each additional year of service thereafter (typically granted by the Corporation at the regularly scheduled board meeting which coincided with the Annual Meeting). All restricted SGRP Shares vest 25% on the first anniversary of the Award's grant date for a period of four years.

All of those options to Non-Employee Directors have been granted under the 2008 Plan, under which each member of the Board is eligible to participate. Non-Employee Directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.

COMPENSATION PLANS

Equity Compensation Plans

The following table contains a summary of the number of shares of Common Stock of SGRP to be issued upon the exercise of stock options outstanding at December 31, 2013, under the 2008 Plan and the Prior Plans, the weighted-average exercise price of those outstanding stock options, and the number of additional shares of Common Stock remaining available for future issuance of stock options and other stock based awards under the 2008 Plan as at December 31, 2013.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding stock options and stock rights (#)	Weighted average exercise price of outstanding stock options and stock rights ($)	Number of securities remaining available for future issuance of options, rights and other stock based awards (#)

Equity compensation plans approved by security holders	3,550,599	$0.99	1,512,672
Equity compensation plans not approved by security holders	-	-	-
Total	3,550,599	$0.99	1,512,672

(1)

Does not include restricted stock awards, which also reduce the number of securities remaining available for future issuance of options, rights and other stock based awards. See Note 5A to the Summary Compensation Table.

Audit and Compensation Committee Interlocks and Insider Participation

No member of the Board's Audit Committee, Compensation Committee or Governance Committee was at any time during the year ended December 31, 2013, or at any other time an officer or employee of the Company. No executive officer of the Company or Board member serves as a member of the board of directors, audit, compensation or governance committee of any other entity that has one or more executive officers serving as a member of SGRP's Board, Audit Committee, Compensation Committee or Governance Committee, except for the positions of Messrs. Brown and Bartels as directors and officers of the Company (including each of its subsidiaries) and as directors and officers of each of its affiliates, including SBS, SAS and SIT (See - Transactions with Related Persons, Promoters and Certain Control Persons, above).

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The following is the Audit Committee's report submitted to the Board.

Report

Management is responsible for the Company's internal controls and the financial reporting process (as more fully described below). BDO USA, LLP ("BDO"), the principal independent auditing firm for the Company, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. (Rehmann Robson had that audit responsibility in 2012 as the Company's principal independent accountants for that year.) The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management of the Company and BDO the audited consolidated financial statements of the Company as of December 31, 2013, for the year then ended (the "Consolidated Financial Statements"), as included in the Company's Annual Report on Form 10-K for that period as filed with the Securities and Exchange Commission on March 31, 2014 (the "Annual Report"). (The Audit Committee previously had similar discussions with Rehmann Robson respecting the year ended December 31, 2012.)

In addition, the Audit Committee has also received from and discussed with BDO the matters required to be discussed by the Public Company Accounting Oversight Board Audit Standard No. 16 (Communications with Audit Committee).

The Audit Committee received and reviewed the written disclosures and the letter from BDO required by the Public Company Accounting Oversight Board in Rule 3526 (Communication with Audit Committee Concerning Independence). The Audit Committee has discussed BDO's independence from the Company with BDO. The Audit Committee also discussed with management of the Company and the auditing firm such other matters and received such assurances from them, as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and a review of the reports of BDO respecting 2013 and Rehmann Robson respecting 2012 with respect to the Consolidated Financial Statements, and relying thereon, the Audit Committee has recommended to the Company's Board of Directors that the Consolidated Financial Statements be included in the Company's 2013 Annual Report.

AUDIT COMMITTEE (for the period that began on January 1, 2013, and ended December 31, 2013)
Lorrence T. Kellar, its Chairman, C. Manly Molpus, Jack W. Partridge and Arthur B. Drogue

MANAGEMENT'S REPORT ON FINANCIAL STATEMENTS

The management of the Company is responsible for the integrity and objectivity of the consolidated financial statements and other related financial information of the Company as of December 31, 2013 and 2012, for each of the two years in the period ended December 31, 2013 (the "Consolidated Financial Statements"), as included in the Company's Annual Report on Form 10-K for that period as filed with the SEC on March 31, 2014. These financial statements were prepared in accordance with U.S. generally accepted accounting principles, as appropriate under the circumstances and consistently applied. Some of the amounts included in the financial statements are necessarily based on management's best estimates and judgment.

Controls and Procedures

Management's Report on Internal Control Over Financial Reporting

The Company's management is responsible for establishing and maintaining adequate internal control over financial reporting for the registrant, as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Management has designed such internal control over financial reporting by the Company to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America.

The Company's management has evaluated the effectiveness of the Company's internal control over financial reporting using the "Internal Control – Integrated Framework (1992)" created by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") framework. Based on this evaluation, management has concluded that internal controls over financial reporting were effective as of December 31, 2013.

The Company has established a plan, documented and tested its internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. However, under applicable Securities Law, the Company is not yet required to obtain an attestation report from the Company's independent registered public accounting firm regarding internal control over financial reporting, and accordingly such an attestation has not been obtained or included in its 2013 Annual Report.

Management's Evaluation of Disclosure Controls and Procedures

The Company's chief executive officer and chief financial officer have each reviewed and evaluated the effectiveness of the Company's disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this report, as required by Exchange Act Rules 13a-15(b) and Rule 15d-15(b). Based on that evaluation, the chief executive officer and chief financial officer have each concluded that the Company's current disclosure controls and procedures are effective to insure that the information required to be disclosed by the Company in reports it files, or submits under the Exchange Act were recorded, processed, summarized and reported within the time period specified in the Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Controls

There were no significant changes in the Company's internal controls or in other factors that could significantly affect these controls during the year covered by this report or from the end of the reporting period to the date of this Proxy Statement.

Company's Consolidated Financial Statements

The Audit Committee of the Board is responsible for reviewing and monitoring the Company's financial statements and practices to ascertain that they are appropriate in the circumstances. The Audit Committee currently consists of four independent directors. It meets at least four times a year with representatives of financial management and the independent accountants, both together and separately, to review and discuss audit and financial reporting matters. The independent accountants have direct access to the Audit Committee to review the results of their audit. In addition, at the regular meetings of the Board of Directors, management and the Board discuss, among other things, financial and related matters, as appropriate. (See Report of the Audit Committee of the Board of Directors above).

The Company's consolidated financial statements have been audited for 2013 by BDO USA, LLP, and were audited for 2012 by Rehmann Robson, each as the Company's principal independent accountants for such year, as stated in their respective reports. The Company's principal independent accountants are appointed annually by the Audit Committee and confirmed by the Board. Their audit of the Company's consolidated financial statements was made in accordance with generally accepted auditing standards, and such audit included a study and evaluation of the Company's system of internal accounting controls they considered necessary to determine the nature, timing, and extent of the auditing procedures required for expressing an opinion on the Company's consolidated financial statements.

Jill M. Blanchard Chief Executive Officer and President	James R. Segreto Chief Financial Officer, Secretary and Treasurer

OTHER BUSINESS

SGRP is not aware of any other business to be presented at the 2014 Annual Meeting. All shares represented by SGRP proxies will be voted in favor of the proposals of SGRP described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, SGRP proxy holders will vote thereon according to their best judgment.

STOCKHOLDER COMMUNICATIONS

Communications with SGRP and the Directors

Generally, a stockholder who has a question or concern regarding the business or affairs of SGRP should contact the Chief Financial Officer of SGRP. However, if a stockholder would like to address any such question directly to the Board, to a particular Committee, or to any individual director(s), the stockholder may do so by sending his or her question(s) in writing addressed to such group or person(s), c/o SPAR Group, Inc., 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604, and marked "Stockholder Communication".

SGRP has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. This policy is reflected in the SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

In addition, questions may be asked of any director at SGRP's annual stockholders' meeting. SGRP schedules its annual stockholders' meeting on the same day as a regularly scheduled quarterly Board meeting, so all directors generally attend. All of SGRP's directors at the time attended its 2013 annual stockholders' meeting. The Corporation believes its directors should attend all possible meetings of the Board and its committees and stockholders, but has not specified any required minimum attendance.

Submission of Stockholder Proposals and Director Nominations

For any business, nominee or proposal to be properly brought before an Annual Meeting by a stockholder (acting in his or her capacity as stockholder), the By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2015 annual meeting of stockholders of SGRP must notify SGRP by no later than December 10, 2014. Such stockholder's notice shall be in the form and contain the substance required under the Restated By-Laws and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after December 10, 2014, or that do not conform to the requirements of the Restated By-Laws or Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's proxy statement and form of proxy) will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2015 Annual Meeting of stockholders.

The Restated By-Laws provide that a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business, nominee or proposal desired to be brought before the Annual Meeting and the reasons for considering the same at the Annual Meeting, (ii) the name and address, as they appear on SGRP's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of SGRP's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder's notice also must contain (A) the proposed nominee's name and qualifications, including five year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any), (B) the reason for such recommendation, (C) the number of shares of stock of SGRP that are beneficially owned by such nominee, (D) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors, and (E) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

If it is determined by the Governance Committee or the presiding officer of the Annual Meeting that a stockholder proposal was not made in accordance with the terms of the Restated By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the Annual Meeting.

ANNUAL REPORTS

A COPY OF SGRP'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2013, IS BEING MAILED TO EACH STOCKHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT.  THE 2013 ANNUAL REPORT INCLUDES A CONFORMED COPY [EXCLUDING EXHIBITS] OF SGRP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013, AS FILED WITH THE SEC ON MARCH 31, 2014.

THE 2013 ANNUAL REPORT (INCLUDING FORM 10-K) IS NOT PART OF SGRP'S SOLICITING MATERIAL.

PROXIES AND SOLICITATION

The proxy accompanying this Proxy Statement is solicited on behalf of the SGRP's Board of Directors. Proxies for the 2014 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) personally or by telephone. The Company will reimburse banks, brokers, custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

By Order of the Board of Directors
/s/ James R. Segreto James R. Segreto
White Plains, New York April 24, 2014	Secretary, Treasurer and Chief Financial Officer

SPAR GROUP, INC.

2014 Annual Meeting for Stockholders as of the 4/4/2014 Record Date
To be held at 12:00 P.M. ET on May 15, 2014

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE__________ SACKPACK__________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your shares by proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by Noon Eastern Time, on May 14, 2014.

Vote by Internet

- Go to **www.envisionreports.com/SGRP**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Vote by mail: Using a **black ink** pen, mark your votes with an **X** as shown in this example and sign and date your form. Please do not write outside the designated areas. X

2014 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of SPAR Group, Inc. (the "Corporation"), unanimously recommends a vote FOR all of the nominees listed below to be directors of the Corporation, FOR Proposals 2 and 3 and FOR "One Year" in Proposal 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Robert G. Brown	☐	☐	02 - Jack W. Partridge	☐	☐	03 - Lorrence T. Kellar	☐	☐
04 - William H. Bartels	☐	☐	05 - Arthur B. Drogue	☐	☐	06 - C. Manly Molpus	☐	☐
07 - Jill M. Blanchard	☐	☐						

Proposal	For	Against	Abstain
2. Ratification, on an advisory basis, of the appointment of BDO USA, LLP, as the principal independent registered accounting firm for the Corporation and its subsidiaries for their fiscal year ending December 31, 2014.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the Corporation's Proxy Statement (i.e., "say on pay").	☐	☐	☐

Proposal	One Year	Two Years	Three Years	Abstain
4. Selection, on an advisory basis, of whether the Corporation should request an advisory vote from its stockholders respecting executive compensation every one, two or three years (i.e., "say on frequency").	☐	☐	☐	☐

5. In their discretion, Robert G. Brown, William H. Bartels and Jill M. Blanchard, and each of them acting separately, are authorized to consider such other business as may properly come before the 2014 Annual Meeting and to vote either for or against such other business (in whole or in part) as each may determine in his or her sole discretion.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote by mail to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, officer, executive, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 1 9 6 5 6 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SPAR GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF SPAR GROUP, INC. ON THURSDAY, MAY 15, 2014

The undersigned hereby appoints **Robert G. Brown**, **William H. Bartels** and **Jill M. Blanchard**, and each of them acting separately, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the "Corporation"), held of record by the undersigned as of April 4, 2014, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Corporation to be held at the Intercontinental Hotel Tampa, 4860 West Kennedy Boulevard, Tampa, FL 33609, beginning at 12:00 p.m., Eastern Time, on Thursday, May 15, 2014, and at any postponements and adjournments thereof (the "2014 Annual Meeting"), upon the matters stated on the reverse side.

THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, FOR "ONE YEAR" IN PROPOSAL 4, AND EITHER FOR OR AGAINST ANY OTHER MATTER IN THE DISCRETION OF THE PERSON NAMED AS PROXY. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSON NAMED AS PROXY SHALL HAVE FULL DISCRETION TO VOTE FOR OR AGAINST ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

The signor hereby revokes all proxies heretofore given by the signor to vote at the 2014 Annual Meeting, including any adjournments thereof.

SPAR GROUP, INC.

2014 Annual Meeting for Stockholders as of the 4/4/2014 Record Date
To be held at 12:00 P.M. ET on May 15, 2014

IMPORTANT ANNUAL MEETING INFORMATION

Vote by mail: Using a **black ink** pen, mark your votes with an **X** as shown in this example and sign and date your form. Please do not write outside the designated areas.

X

2014 Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of SPAR Group, Inc. (the "Corporation"), unanimously recommends a vote FOR all of the nominees listed below to be directors of the Corporation, FOR Proposals 2 and 3 and FOR "One Year" in Proposal 4.

+

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Robert G. Brown	☐	☐	02 - Jack W. Partridge	☐	☐	03 - Lorrence T. Kellar	☐	☐
04 - William H. Bartels	☐	☐	05 - Arthur B. Drogue	☐	☐	06 - C. Manly Molpus	☐	☐
07 - Jill M. Blanchard	☐	☐						

	One Year	Two Years	Three Years	Abstain
4. Selection, on an advisory basis, of whether the Corporation should request an advisory vote from its stockholders respecting executive compensation every one, two or three years (i.e., "say on frequency").	☐	☐	☐	☐

5. In their discretion, Robert G. Brown, William H. Bartels and Jill M. Blanchard, and each of them acting separately, are authorized to consider such other business as may properly come before the 2014 Annual Meeting and to vote either for or against such other business (in whole or in part) as each may determine in his or her sole discretion.

B Authorized Signatures — This section must be completed for your vote by mail to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, officer, executive, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 9 6 5 6 0 2 +

01THSC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SPAR GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF SPAR GROUP, INC. ON THURSDAY, MAY 15, 2014

The undersigned hereby appoints **Robert G. Brown**, **William H. Bartels** and **Jill M. Blanchard**, and each of them acting separately, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the "Corporation"), held of record by the undersigned as of April 4, 2014, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Corporation to be held at the Intercontinental Hotel Tampa, 4860 West Kennedy Boulevard, Tampa, FL 33609, beginning at 12:00 p.m., Eastern Time, on Thursday, May 15, 2014, and at any postponements and adjournments thereof (the "2014 Annual Meeting"), upon the matters stated on the reverse side.

THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, FOR "ONE YEAR" IN PROPOSAL 4, AND EITHER FOR OR AGAINST ANY OTHER MATTER IN THE DISCRETION OF THE PERSON NAMED AS PROXY. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSON NAMED AS PROXY SHALL HAVE FULL DISCRETION TO VOTE FOR OR AGAINST ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

The signor hereby revokes all proxies heretofore given by the signor to vote at the 2014 Annual Meeting, including any adjournments thereof.